UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)
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HILLENBRAND, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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HILLENBRAND, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held February 24, 2010
The Annual Meeting of the shareholders of Hillenbrand, Inc. (the “Company”) will be held at the Company’s headquarters at One Batesville Boulevard, Batesville, Indiana 47006, on Wednesday, February 24, 2010, at 10:00 a.m. Eastern Standard Time, for the following purposes:
(1)	to elect four members to the Board of Directors;

(2)	to approve the Hillenbrand, Inc. Stock Incentive Plan (As of February 24, 2010);

(3)	to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm; and

(4)	to transact such other business as may properly come before the meeting and any postponement or adjournment of the meeting.

By Order of the Board of Directors,

John R. Zerkle
Secretary
January 6, 2010

HILLENBRAND, INC.
PROXY STATEMENT
This proxy statement relates to the solicitation by the Board of Directors of Hillenbrand, Inc. (the “Company” or “Hillenbrand”) of proxies for use at the Annual Meeting of the Company’s shareholders to be held at the Company’s headquarters, One Batesville Boulevard, Batesville, Indiana 47006, telephone (812) 934-7500, on Wednesday, February 24, 2010, at 10:00 a.m., Eastern Standard Time, and at any postponements or adjournments of the meeting.
Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to Be Held on February 24, 2010.
•	This proxy statement and our 2009 Annual Report to Shareholders are available on the Internet at www.hillenbrandinc.com.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
The following questions and answers will explain the purpose of this proxy statement and what you need to know in order to vote your shares. Throughout these questions and answers and the proxy statement, we sometimes refer to Hillenbrand and the Company in terms of “we,” “us,” or “our.”
Q:	What is the purpose of this proxy statement?
A:	The Board of Directors of Hillenbrand is soliciting your proxy to vote at the 2010 Annual Meeting of the shareholders of Hillenbrand because you were a shareholder at the close of business on December 17, 2009, the record date, and are entitled to vote at the Annual Meeting. The record date was established by the Board of Directors as required by our By-laws and Indiana law.

This proxy statement contains the matters that must be set out in a proxy statement according to the rules of the U.S. Securities and Exchange Commission (the “SEC”) and provides the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares.
Q:	What is the difference between holding shares as a “shareholder of record” and as a “beneficial owner”?
A:	If your shares are registered directly in your name with Hillenbrand’s transfer agent, Computershare Investor Services, you are the “shareholder of record” with respect to those shares, and you tell us directly how your shares are to be voted.

If your shares are held in a stock brokerage account or by a bank or other nominee, then your nominee is the shareholder of record for your shares and you are considered the “beneficial owner” of shares held in street name. As the beneficial owner, you have the right to direct your broker, bank, or nominee how to vote your shares.

Q:	What am I being asked to vote on?
A:	•	Election of four directors: Mark C. DeLuzio, James A. Henderson, Ray J. Hillenbrand, and F. Joseph Loughrey;
•	Approval of the Hillenbrand, Inc. Stock Incentive Plan (As of February 24, 2010) (the “Amended Plan”); and

•	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2010.
The Board recommends a vote FOR each of the nominees to the Board of Directors, FOR the approval of the Amended Plan, and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2010.
Q:	What is the voting requirement to elect the directors and to approve each of the proposals?
A:	Under Indiana law, corporate directors are elected by a “plurality” of the votes cast for the election of directors. A plurality means, in this case, that the four nominees receiving the most votes in their favor at the Annual Meeting will be elected to the Board.

The proposals to approve the Amended Plan and to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm require the affirmative vote of a majority of the votes cast for or against approval. If you are present or represented by proxy at the Annual Meeting and you abstain, your abstention, as well as withheld votes for directors and broker non-votes, will not be counted as votes cast on any matter to which they relate.
Q:	How many votes do I have?
A:	You are entitled to one vote for each share of Hillenbrand common stock that you held as of the record date.
Q:	How do I vote?
A:	The different ways that you can tell us (if you are a shareholder of record) or your nominee (if you are a beneficial owner) how to vote your shares depend on how you received your proxy statement this year.

For shareholders of record, many of you were not mailed a hard copy of the Proxy Materials (this proxy statement and our 2009 Annual Report to Shareholders) and a proxy card. Instead, commencing on or about January 6, 2010, we sent you a Notice of Internet Availability of Proxy Materials (“Notice”) telling you that the Proxy Materials are available at the web site indicated in that Notice, www.proxyvote.com, and giving you instructions for voting your shares at that web site. We also told you in that Notice (and on the web site) how you could request us to mail the Proxy Materials to you. If you subsequently do receive the Proxy Materials by mail, you can vote in any of the ways described below. If not, you must vote via the Internet (and we encourage you to do so) at www.proxyvote.com or in person at the Annual Meeting as explained below.

With respect to shareholders of record who received the Proxy Materials by mail, we commenced mailing the Proxy Materials to you on or about January 6, 2010. You can vote using any of the following methods:
•	Proxy card or voting instruction card. Be sure to complete, sign, and date the card and return it in the prepaid envelope. If you are a shareholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote FOR the election of directors, FOR the approval of the Amended Plan, and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2010.

•	By telephone or the Internet. The telephone and Internet voting procedures established by Hillenbrand for shareholders of record are explained in detail on your proxy card and are designed to authenticate your identity, to allow you to give your voting instructions, and to confirm that these instructions have been properly recorded.

•	In person at the Annual Meeting. You may vote in person at the Annual Meeting. You may also be represented by another person at the meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares and want to attend the meeting and vote in person, you must obtain a legal proxy from your broker, bank, or nominee and present it to the inspectors of election with your ballot when you vote at the meeting.

With respect to the beneficial owners of shares held by nominees, the methods by which they can access the Proxy Materials and give the voting instructions to the nominee may vary, depending on the nominee. Accordingly, beneficial owners should follow the instructions provided by their nominees.
Q:	How will my shares be voted?
A:	For shareholders of record, all shares represented by the proxies mailed to shareholders will be voted at this meeting in accordance with instructions given by the shareholders. Where no instructions are given, the shares will be voted (1) in favor of the election of the Board of Directors’ nominees for four directors; (2) in favor of the approval of the Amended Plan; (3) in favor of the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company; and (4) in the discretion of the proxy holders upon such other business as may properly come before the meeting.

For beneficial owners, the brokers, banks, or nominees holding shares for beneficial owners must vote those shares as instructed. If the broker, bank, or nominee has not received instructions from the beneficial owner, the broker, bank, or nominee generally has discretionary voting power only with respect to the ratification of the appointment of the independent registered public accounting firm, or may elect not to vote the shares on that proposal (referred to as a “broker non-vote”). Unlike in years past, however, a broker, bank, or nominee does not have discretion to vote for or against the election of directors or the approval of the Amended Plan. In order to avoid a broker non-vote of your shares on the election of directors and the approval of the Amended Plan, you must send voting instructions to your bank, broker, or nominee.

Q:	What can I do if I change my mind after I vote my shares prior to the Annual Meeting?
A:	If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by:
•	sending written notice of revocation to the Secretary of Hillenbrand at One Batesville Boulevard, Batesville, Indiana 47006;

•	submitting a revised proxy by telephone, Internet, or paper ballot after the date of the revoked proxy; or

•	attending the Annual Meeting and voting in person.
If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank, or nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described under “How do I vote?” above.
Q:	Who will count the votes?
A:	Representatives of Broadridge Investor Communication Solutions, Inc. will tabulate the votes and act as inspectors of election.
Q:	What constitutes a quorum at the Annual Meeting?
A:	As of the record date, 62,171,971 shares of Hillenbrand common stock were outstanding. A majority of the outstanding shares present or represented by proxy at the Annual Meeting constitutes a quorum for the purpose of adopting proposals at the Annual Meeting. If you submit a properly executed proxy, then your shares will be considered part of the quorum.
Q:	Who can attend the Annual Meeting?
A:	All shareholders as of the record date may attend the Annual Meeting but must have an admission ticket. If you are a shareholder of record, the ticket attached to the proxy card or a copy of your Notice (whichever you receive) will admit you and one guest. If you are a beneficial owner, you may request a ticket by writing to the Office of the Secretary, One Batesville Boulevard, Batesville, Indiana 47006 or by faxing your request to (812) 931-5185. You must provide evidence of your ownership of shares with your ticket request, which you can obtain from your broker, bank, or nominee. We encourage you or your broker to fax your ticket request and proof of ownership in order to avoid any mail delays.

Q:	When are shareholder proposals due for the 2011 Annual Meeting?
A:	For shareholder proposals or director nominees to be presented at the Company’s 2011 Annual Meeting of shareholders and to be considered for possible inclusion in the Company’s proxy statement and form of proxy relating to that meeting, such proposals or nominations must be submitted to and received by the Secretary of Hillenbrand, at its principal offices at One Batesville Boulevard, Batesville, Indiana 47006, not later than September 8, 2010.

In addition, with respect to proposals or nominations that will not be included in our proxy statement for the 2011 Annual Meeting, Hillenbrand’s Amended and Restated Code of By-laws provides that for business to be brought before a shareholders’ meeting by a shareholder, or for nominations to the Board of Directors to be made by a shareholder for consideration at a shareholders’ meeting, written notice thereof must be received by the Secretary of Hillenbrand at its principal offices not later than 100 days prior to the anniversary of the immediately preceding Annual Meeting, or not later than November 14, 2010, for the 2011 Annual Meeting of shareholders. This notice must also provide certain information set forth in the Amended and Restated Code of By-laws.
Q:	What happens if a nominee for director is unable to serve as a director?
A:	If any of the nominees becomes unavailable for election, which we do not expect to happen, votes will be cast for such substitute nominee or nominees as may be designated by the Board of Directors, unless the Board of Directors reduces the number of directors.
Q:	Can I view the shareholder list? If so, how?
A:	A complete list of the shareholders entitled to vote at the Annual Meeting will be available to view during the Annual Meeting. The list will also be available to view at the Company’s headquarters during regular business hours during the five business days preceding the Annual Meeting.
Q:	Who pays for the proxy solicitation related to the Annual Meeting?
A:	We do. In addition to sending you these materials, some of our directors and officers as well as management and non-management employees may contact you by telephone, mail, email, or in person. You may also be solicited by means of press releases issued by Hillenbrand and postings on our web site, www.hillenbrandinc.com. None of our officers or employees will receive any additional compensation for soliciting your proxy. We have retained Broadridge Investor Communications Solutions, Inc. to assist us in soliciting proxies for an estimated fee of $35,800, plus reasonable out-of-pocket expenses. Broadridge will ask brokers, banks, and other custodians and nominees whether they hold shares for which other persons are beneficial owners. If so, we will supply them with additional copies of the Proxy Materials for distribution to the beneficial owners. We will also reimburse banks, nominees, fiduciaries, brokers, and other custodians for their costs of sending the Proxy Materials to the beneficial owners of Hillenbrand common stock.

Q:	How can I obtain a copy of the Annual Report on Form 10-K?
A:	A copy of Hillenbrand’s 2009 Annual Report on Form 10-K may be obtained free of charge by writing or calling the Investor Relations Department of Hillenbrand at its main office at One Batesville Boulevard, Batesville, Indiana, 47006, telephone (812) 931-6000 and facsimile (812) 931-5184. The 2009 Annual Report on Form 10-K, as well as Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, are also available at Hillenbrand’s web site, www.hillenbrandinc.com.
Q:	How can I obtain the Company’s corporate governance information?
A:	The documents listed below are available on the Internet at the Company’s web site which is www.hillenbrandinc.com. You may also go directly to www.hillenbrandinc.com/CorpGov_overview.htm for those documents. The documents are also available in print to any shareholder who requests copies through our Investor Relations Department at our main office at One Batesville Boulevard, Batesville, Indiana 47006, telephone (812) 931-6000 and facsimile (812) 931-5184. The available documents are:
•	Hillenbrand, Inc. Corporate Governance Standards

•	Hillenbrand, Inc. Committee Charters — Audit Committee, Nominating/Corporate Governance Committee, and Compensation and Management Development Committee

•	Position Descriptions for Chairperson of the Board, Vice Chairperson of the Board, Members of the Board of Directors, Committee Chairpersons, and Committee Vice Chairpersons

•	Hillenbrand, Inc. Code of Ethical Business Conduct

•	Restated and Amended Articles of Incorporation of Hillenbrand, Inc.

•	Amended and Restated Code of By-laws of Hillenbrand, Inc.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
This section of the proxy statement introduces the members of our Board of Directors, including the four directors who have been nominated for election to an additional three-year term at the 2010 Annual Meeting.
Nominees
The Restated and Amended Articles of Incorporation and the Amended and Restated Code of By-laws of Hillenbrand provide that members of the Board of Directors are classified with respect to the terms that they serve by dividing them into three equal (or near-equal) classes. Directors in each class are elected to serve a three-year term or until their successors have been duly elected and have qualified.
The Board of Directors currently consists of ten members, with three directors in Classes I and III, and four directors in Class II. The terms of the directors expire as follows:

Class	Term Expires at:

Class II	2010 Annual Meeting
Class III	2011 Annual Meeting
Class I	2012 Annual Meeting
The four directors in Class II, who are each nominated for election to the Board at the 2010 Annual Meeting to serve a three-year term ending at the 2013 Annual Meeting, and who each have agreed to serve as a director if elected, are Mark C. DeLuzio, James A. Henderson, Ray J. Hillenbrand, and F. Joseph Loughrey.
The Board of Directors recommends that shareholders vote FOR the election to the Board of Directors of each of the four nominees.

Set forth below is information about all of our directors, including the four nominees to be elected at the 2010 Annual Meeting of shareholders. The directors are listed alphabetically within each class.
Class I (Terms expire in 2012)

Name, Age, and Year First
Elected as a Director	Other Information

William J. Cernugel Age — 67 Director since 2008	William J. Cernugel has served as a director of the Company since March 31, 2008. Mr. Cernugel was Senior Vice President and Chief Financial Officer of Alberto-Culver Company from May 2000 until his retirement in March 2007. Prior to that, he served in various other financial capacities for Alberto-Culver Company including Senior Vice President, Finance. Mr. Cernugel also serves on several not-for-profit boards. He is currently a board member and chairman of the Audit and Finance Committee of the Rehabilitation Institute of Chicago. Mr. Cernugel is also a board member and Secretary-Treasurer of Gottlieb Memorial Foundation and until June 2008 was a board member of Gottlieb Health Resources, Inc. and chairman of its Audit and Finance Committee. Mr. Cernugel was on the Board of Directors and a member of the Audit Committee of the Illinois CPA Society from 2007 to 2009. Mr. Cernugel is a Certified Public Accountant.

Eduardo R. Menascé Age — 64 Director since 2008	Eduardo R. Menascé has served as a director of the Company since February 8, 2008. Mr. Menascé also is a director of Hill-Rom Holdings, Inc. (formerly Hillenbrand Industries, Inc.), the former parent corporation of the Company, having served on that board since 2004. He is the retired President of the Enterprise Solutions Group for Verizon Communications, Inc., New York City, New York. Prior to the merger of Bell Atlantic and GTE Corporation, which created Verizon Communications, he was the Chairman, President and Chief Executive Officer of CTI MOVIL S.A. (Argentina), a business unit of GTE Corporation, from 1996 to 2000. Mr. Menascé has also held senior positions at CANTV in Venezuela and Wagner Lockheed and Alcatel in Brazil, and from 1981 to 1992 served as Chairman of the Board and Chief Executive Officer of GTE Lighting in France. He earned a Bachelor’s degree in Industrial Engineering from Universidad Pontificia Catolica de Rio de Janeiro and a Master’s degree in Business Administration from Columbia University. Mr. Menascé currently serves on the boards of directors of Pitney Bowes Inc., a global provider of integrated mail and document management solutions, John Wiley & Sons, Inc., a developer, publisher and seller of products in print and electronic media for educational, professional, scientific, technical, medical, and consumer markets, and KeyCorp, one of the nation’s leading bank-based financial service companies.

Stuart A. Taylor, II Age — 49 Director since 2008	Stuart A. Taylor, II has served as a director of the Company since September 26, 2008. Mr. Taylor is the Chief Executive Officer of The Taylor Group LLC in Chicago, a private equity firm focused on creating and acquiring businesses in partnership with women and minority entrepreneurs. He has previously held positions as Senior Managing Director at Bear, Stearns & Co. Inc., and Managing Director and head of CIBC World Market’s Global Automotive Group and Capital Goods Group. He also served as Managing Director of the Automotive Industry Group at Bankers Trust following a 10 year position at Morgan Stanley & Co. Incorporated in Corporate Finance. Mr. Taylor has been a member of the board of directors for Ball Corporation since 1999, where he currently serves as Chairman of the Human Resources Committee.

Class II (Nominated for re-election this year)

Name, Age, and Year First
Elected as a Director	Other Information

Mark C. DeLuzio Age — 53 Director since 2008	Mark C. DeLuzio has served as a director of the Company since March 31, 2008. He is President and Chief Executive Officer of Lean Horizons Consulting, LLC, a global management consulting business which he founded in 2001. Prior to founding Lean Horizons, he served as Vice President, Danaher Business Systems for Danaher Corporation. Mr. DeLuzio serves as an advisory board member for Central Connecticut State University’s School of Engineering and Technology and the School of Business.

James A. Henderson Age — 75 Director since 2008	James A. Henderson has served as a director of the Company since March 31, 2008. Mr. Henderson was Chairman of the Board and Chief Executive Officer of Cummins Inc. prior to his retirement in December 1999. Mr. Henderson is a director of Nanophase Technologies Corporation. Mr. Henderson also currently serves as Chairman of The Culver Educational Foundation Board of Trustees and was a member of the Princeton University Board of Trustees and served as Chairman of the Executive Committee for the university. He has previously served as a director of AT&T Inc., International Paper Company, Rohm and Haas Company and Ryerson, Inc.

Ray J. Hillenbrand Age — 75 Director since 2008	Ray J. Hillenbrand has been Chairperson of the Board of the Company since February 8, 2008. He previously served as a director of Hillenbrand Industries, Inc., the former parent corporation of the Company, from 1970 until March 31, 2008. He served as that company’s Chairman of the Board from January 17, 2001 until March 31, 2006. He is engaged in the management of personal and family investments. Mr. Hillenbrand was employed by and active for 19 years in the management of Hillenbrand Industries prior to his resignation as Senior Vice President and member of the Office of the President in 1977. Mr. Hillenbrand is President of Dakota Charitable Foundation and serves as a member of the Board of Trustees of The Catholic University of America, Washington, D.C. Mr. Hillenbrand is a cousin of both W August Hillenbrand and Thomas H. Johnson.

F. Joseph Loughrey Age — 60 Director since 2009	F. Joseph Loughrey has served as a director of the Company since February 11, 2009. On April 1, 2009, he retired from Cummins, Inc. after serving at Cummins in a variety of roles for 35 years, most recently as Vice Chairman of the Board of Directors and the company’s President and Chief Operating Officer. Mr. Loughrey serves on a number of boards, including as Chairman for Conexus Indiana, Chairman for Energy System Network, and as a member of the boards of Sauer-Danfoss, AB SKF, Vanguard Group, Lumina Foundation for Education and the Columbus Community Education Coalition.

Class III (Terms expire in 2011)

Name, Age, and Year First
Elected as a Director	Other Information

Kenneth A. Camp Age — 64 Director since 2008	Kenneth A. Camp has served as a director and as President and Chief Executive Officer of the Company since February 8, 2008. Mr. Camp previously served as President of Batesville Casket Company, Inc. (“Batesville”) from May 1, 2001 until June 16, 2008. He continues to serve as Chairman and Chief Executive Officer of Batesville. Mr. Camp previously held various positions with our former parent corporation, Hillenbrand Industries, Inc., commencing October 8, 2001. He served as Senior Vice President of that company from October 1, 2006 until his resignation from that position on March 31, 2008. He also has held various positions at Batesville including Vice President/General Manager of Operations from 1995 to 2000; Vice President, Sales and Service; Vice President, Marketing; and Vice President, Strategic Planning. Mr. Camp also serves on the boards of the Manufacturers Alliance/MAPI and the Funeral Service Foundation.

W August Hillenbrand Age — 69 Director since 2008	W August Hillenbrand has served as a director of the Company since February 8, 2008. Mr. Hillenbrand also is a director of Hill-Rom Holdings, Inc., our former parent company (previously named Hillenbrand Industries, Inc.) having served on that board since 1972. He served as that company’s Chief Executive Officer from 1989 until 2000 and as President from 1981 until 1999. Prior to his retirement in December 2000, Hillenbrand Industries, Inc. had employed Mr. Hillenbrand throughout his business career. Mr. Hillenbrand is a board member of the Ocean Reef Medical Center and of the Ocean Reef Medical Center Foundation. Mr. Hillenbrand is the Chief Executive Officer of Hillenbrand Capital Partners, an unaffiliated family investment partnership. Mr. Hillenbrand is a cousin of Ray J. Hillenbrand.

Thomas H. Johnson Age — 59 Director since 2008	Thomas H. Johnson has served as a director of the Company since March 31, 2008. Mr. Johnson founded and currently serves as Chairman of Johnson Consulting Group, a consulting firm focused on the death care industry. Prior to founding Johnson Consulting, he founded and served as Chairman of Prime Succession. Before Prime Succession, he served in a variety of other capacities in the death care profession including as an executive of Batesville. Mr. Johnson is the sole owner of Johnson Investment Group, LLC, which company owns and operates two funeral homes in the Phoenix, Arizona vicinity. Mr. Johnson is also a 25% owner, and the managing member, of Fire and Stone Group, LLC which company owns and operates a funeral home in Batesville, Indiana. Mr. Johnson currently serves on the boards of the Funeral Service Foundation and Great Western Life Insurance. Mr. Johnson is a cousin of Ray J. Hillenbrand.

THE BOARD OF DIRECTORS AND COMMITTEES
The Board of Directors is charged with overseeing the operations of the Company. In this section of the proxy statement we describe the overall responsibilities of the Board of Directors and its committees. These pages provide detailed information about the role of the Board of Directors, our Corporate Governance documents, and how you can communicate with the Board or with individual directors.
Board’s Responsibilities
The Board of Directors is the ultimate decision-making body of the Company except with respect to those matters reserved to the shareholders. The Board acts as an advisor and counselor to senior management and oversees and monitors management’s performance.
Meetings of the Board and Committees
The Board agenda setting process generally involves the Chairperson of the Board, Vice Chairperson of the Board, Chief Executive Officer, and Secretary, who develop a proposed agenda for Board meetings. Proposed agenda items that fall within the scope of responsibilities of a Board committee are initially developed by the chairperson of that committee with management assistance. Board and committee materials related to agenda items are provided to Board members sufficiently in advance of meetings (typically one week) to allow the directors to prepare for discussion of the items at the meetings.
At the invitation of the Board and its committees, members of senior management attend Board and committee meetings or portions thereof for the purpose of participating in discussions. Generally, discussions of matters to be considered by the Board and its committees are facilitated by the manager responsible for that function or area of the Company’s operations. In addition, Board members have free access to all other members of management and employees of the Company. As necessary and appropriate in their discretion, the Board and its committees consult with independent legal, financial, human resource, compensation, and accounting advisors to assist in their duties to the Company and its shareholders.
The chairpersons of the committees of the Board each preside over the portion of the Board meetings at which the principal items to be considered are within the scope of the authority of their respective committees. The chairperson of each committee, working with management, determines the frequency, length, and agenda of meetings of that committee. Sufficient time to consider the agenda items is provided. Materials related to agenda items are provided to the committee members sufficiently in advance of meetings (typically one week) to allow the members to prepare for discussion of the items at the meeting.
Executive sessions or meetings of outside directors without management present are held after each Board meeting, and after each committee meeting as scheduled by the chairpersons of the committees. The Chairperson of the Board generally presides at executive sessions of non-management directors, except that the chairpersons of the committees of the Board preside at executive sessions of non-management directors held following meetings of their committees or at which the principal items to be considered are within the scope or authority of their committees.

How You Can Communicate with Directors
Shareholders of the Company and other interested persons may communicate with the Chairperson of the Board, the chairpersons of the Company’s Nominating/Corporate Governance Committee, Audit Committee, or Compensation and Management Development Committee, or the non-management directors of the Company as a group, by sending an email to our Investor Relations Department at investors@hillenbrandinc.com. The email should specify which of the foregoing is the intended recipient so that it can be forwarded accordingly.
Attendance at Annual Meetings
The upcoming Annual Meeting will be the second Annual Meeting of the Company’s shareholders. The Company’s directors are expected to attend the annual meetings of the shareholders. The Chairperson of the Board generally presides at the annual meetings of shareholders, and the Board of Directors holds one of its regular meetings in conjunction with the annual meetings of shareholders. All of the directors attended the 2009 Annual Meeting of the shareholders of the Company in person.
Other Corporate Governance Matters
Both the Board of Directors and management of the Company firmly embrace good and accountable corporate governance and believe that an attentive, performing Board is a tangible competitive advantage. The composition of our Board was formed with an emphasis on independence and the mix of characteristics, experiences, and diverse perspectives and skills most appropriate for the Company. The Board has established position specifications, including performance criteria, for its members, the Chairperson of the Board, the Vice Chairperson of the Board, and the chairpersons and vice chairpersons of each of the standing Board committees discussed below. These position specifications are available on the Company’s web site at www.hillenbrandinc.com.
The Board of Directors has also taken other measures to ensure continued high standards for corporate governance. Specifically, the Board has adopted Corporate Governance Standards for the Board of Directors of the Company, the current version of which can be found on the Company’s web site. The Board has also adopted a Code of Ethical Business Conduct that is applicable to all employees of the Company and its subsidiaries, including the Company’s chief executive officer, chief financial officer, and principal accounting officer. No waivers of the requirement of our Code of Ethical Business Conduct were granted during fiscal year 2009.
Consistent with the Company’s commitment to sound corporate governance, the Board and management believe that the foregoing measures, and others that have been taken, place the Company in compliance with listing and corporate governance requirements of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002, and related rules of the SEC. Copies of the Company’s Corporate Governance Standards, Code of Ethical Business Conduct, and Board committee charters are filed or incorporated by reference as exhibits to the Company’s Annual Report on Form 10-K for the year ended September 30, 2009, and are available on the Company’s web site at www.hillenbrandinc.com or in print to any shareholder who requests copies through the Company’s Investor Relations Department at its main office at One Batesville Boulevard, Batesville, Indiana, 47006, telephone (812) 931-6000 and facsimile (812) 931-5184.

Determinations with Respect to Independence of Directors
The Corporate Governance Standards of the New York Stock Exchange adopted by the Board of Directors require the Board of Directors to make an annual determination regarding the independence of each of the Company’s directors and provide standards for making those determinations which are prescribed by the New York Stock Exchange. The Board made those determinations for each member of the Board on December 2, 2009, based on an annual evaluation performed by and recommendations made by the Nominating/Corporate Governance Committee.
To assist in the Board’s determinations, each director completed materials designed to identify any relationships that could affect the director’s independence. On the basis of these materials and the standards described above, the Board determined that each of William J. Cernugel, Mark C. DeLuzio, James A. Henderson, Ray J. Hillenbrand, Thomas H. Johnson, F. Joseph Loughrey, Eduardo R. Menascé, and Stuart A. Taylor, II is independent.
On the basis of the standards described above and the materials submitted by the directors, the Board determined that W August Hillenbrand does not meet the standards for director independence because of an agreement we have with him to provide certain benefits to him. That agreement was assumed by us from our former corporate parent in connection with our spin-off. Details concerning the agreement are described under the heading “Compensation of Directors” below. The Board has also determined that Kenneth A. Camp does not meet the director independence standards because of his current service as President and Chief Executive Officer of the Company. Accordingly, neither of these non-independent directors serves on the Audit, Compensation and Management Development, or Nominating/Corporate Governance Committees of the Board of Directors.
Committees of the Board of Directors
It is the general policy of the Company that all significant decisions be considered by the Board as a whole. As a consequence, the standing (permanent) committee structure of the Board is limited to those committees considered to be basic to, or required for, the operation of a publicly owned company. Currently those committees are the Compensation and Management Development Committee, Audit Committee, and Nominating/Corporate Governance Committee, each of which has a written charter adopted by the Board of Directors. (There are presently two other committees created for specific purposes that are not considered to be permanent committees.) The Nominating/Corporate Governance Committee recommends the members and chairpersons of those committees to the Board. The Audit Committee, Compensation and Management Development Committee, and Nominating/Corporate Governance Committee are made up of only independent directors. The current charter for each of the Board’s standing committees is available on the Company’s web site at www.hillenbrandinc.com and is available in print to any shareholder who requests it through the Company’s Investor Relations Department at One Batesville Boulevard, Batesville, Indiana 47006, telephone (812) 931-6000 and facsimile (812) 931-5184.
In furtherance of its policy of having significant decisions made by the Board as a whole, the Company has an orientation and continuing education process for Board members that includes extensive materials, meetings with key management, visits to Company facilities, and Company and industry events. Moreover, as part of directors’ education, which includes, among other things, regular dedicated sessions regarding the Company’s businesses and operations, Audit Committee sponsored financial literacy and legal and regulatory compliance training, and participation in Company and industry trade events, each director is expected to attend an outside governance or director related seminar at least once every three years.

Audit Committee. The Audit Committee has general oversight responsibilities with respect to the Company’s financial reporting and financial controls. It annually reviews the Company’s financial reporting process, its system of internal controls regarding accounting, legal, and regulatory compliance and ethics that management or the Board has established, and the internal and external audit processes of the Company. During fiscal year 2009, the Audit Committee consisted of Eduardo R. Menascé (Chairperson), William J. Cernugel, Thomas H. Johnson, and Stuart A. Taylor, II (Mr. Taylor was appointed to the Audit Committee on February 11, 2009). Each member of the Audit Committee is independent under Rule 10A-3 of the SEC and New York Stock Exchange listing standards and meets the financial literacy guidelines established by the Board in the Audit Committee Charter. The Board interprets “financial literacy” to mean the ability to read and understand audited and unaudited consolidated financial statements (including the related notes) and monthly operating statements of the sort released or prepared by the Company, as the case may be, in the normal course of its business. The Board of Directors has determined that each member of the Audit Committee is an “audit committee financial expert” as that term is defined in Item 407(d) of Regulation S-K of the SEC.
Mr. Menascé also serves on the audit committees of two other public companies. In accordance with our Audit Committee Charter, the Board of Directors has made a determination that his service on those other public company audit committees does not impair his ability to serve on our Audit Committee.
Compensation and Management Development Committee. The Compensation and Management Development Committee (the “Compensation Committee”) assists the Board in ensuring that the officers and key management of the Company are effectively compensated in terms of salaries, supplemental compensation, and other benefits that are internally equitable and externally competitive. The Compensation Committee is also responsible for reviewing and assessing the talent development and succession management actions concerning the officers and key employees of the Company. For fiscal 2009, the Compensation Committee consisted of James A. Henderson (Chairperson), Mark C. DeLuzio, Ray J. Hillenbrand, and F. Joseph Loughrey. (Stuart A. Taylor, II served on the Compensation Committee from December 18, 2008, until February 11, 2009, at which time he was appointed to the Audit Committee. Mr. Loughrey was appointed to the Compensation Committee on February 11, 2009.) Each member of the Compensation Committee is independent as defined by the New York Stock Exchange listing standards.
Nominating/Corporate Governance Committee. For fiscal 2009, the Nominating/Corporate Governance Committee consisted of all of the independent directors of the Company (being all directors except W August Hillenbrand and Kenneth A. Camp). Stuart A. Taylor, II was appointed to the Nominating/Corporate Governance Committee effective December 18, 2008. F. Joseph Loughrey was appointed to the Nominating/Corporate Governance Committee effective February 11, 2009. Each member of the Nominating/Corporate Governance Committee is independent as defined by the New York Stock Exchange listing standards.
The charter for the Nominating/Corporate Governance Committee provides that the primary function of this Committee is to assist the Board of Directors in ensuring that the Company is operated in accordance with prudent and practical corporate governance standards, ensuring that the Board achieves its objective of having a majority of its members be independent in accordance with New York Stock Exchange and other regulations, and identifying candidates for the Board of Directors.

The Board of Directors has adopted position specifications applicable to members of the Board of Directors, and nominees for the Board of Directors recommended by the Nominating/Corporate Governance Committee must meet the qualifications set forth in those position specifications. The specifications provide that a candidate for director should not ever have (i) been the subject of an SEC enforcement action in which he or she consented to the entry of injunctive relief, a cease and desist order, or a suspension or other limitation on the ability to serve as a corporate officer or supervisor; (ii) had any license suspended or revoked due to misconduct of any type; or (iii) violated any fiduciary duty to the Company or its Code of Ethical Business Conduct, and should exhibit the following characteristics:
•	Have a reputation for industry, integrity, honesty, candor, fairness, and discretion;

•	Be an acknowledged expert in his or her chosen field of endeavor, which area of expertise should have some relevance to the Company’s businesses or operations;

•	Be knowledgeable, or willing and able to become so quickly, in the critical aspects of the Company’s businesses and operations; and

•	Be experienced and skillful in serving as a competent overseer of, and trusted advisor to, senior management of a substantial publicly held corporation.
The Nominating/Corporate Governance Committee reviews incumbent directors against the position specifications applicable to members of the Board of Directors and independence standards set forth in the New York Stock Exchange listing standards. The Board as a whole, the Board committees, and the individual directors are formally evaluated annually by the Nominating/Corporate Governance Committee, whose findings are reviewed with the Board. The Nominating/Corporate Governance Committee retains a nationally recognized consulting firm to assist it with that evaluation process.
The Nominating/Corporate Governance Committee’s policy with respect to the consideration of director candidates recommended by shareholders is that it will consider such candidates. Any such recommendations should be communicated to the Chairperson of the Nominating/Corporate Governance Committee in the manner described above in “How You Can Communicate with Directors” and should be accompanied by substantially the same types of information as are required under the Company’s Code of By-laws for shareholder nominees.
The Company’s Amended and Restated Code of By-laws provides that nominations of persons for election to the Board of Directors of the Company may be made for any meeting of shareholders at which directors are to be elected by or at the direction of the Board of Directors or by any shareholder entitled to vote for the election of members of the Board of Directors at the meeting. For nominations to be made by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company, and any nominee must satisfy the qualifications established by the Board of Directors of the Company from time-to-time as contained in the proxy statement of the Company for the immediately preceding Annual Meeting of shareholders or posted on the web site of the Company at www.hillenbrandinc.com. To be timely, a shareholder’s nomination must be delivered to or mailed and received by the Secretary not later than (i) in the case of the Annual Meeting, 100 days prior to the anniversary of the date of the immediately preceding Annual Meeting which was specified in the initial formal notice of such meeting (but if the date of the forthcoming Annual Meeting is more than 30 days after such anniversary date, such written notice will also be timely if received by the Secretary by the later of 100 days prior to the forthcoming meeting date and the close of business 10 days following the date on which the Company first makes public disclosure of the meeting date); and (ii) in the case of a special meeting, the close of business on the tenth day following the date on which the Company first makes public disclosure of the meeting date. The notice given by a shareholder must set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record, setting forth the shares so held, and intends to appear in person or by proxy as a holder of record at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between such shareholder and each nominee proposed by the shareholder and any other person or persons (identifying such person or persons) pursuant to which the nomination or nominations are to be made by the shareholders; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; (v) the consent in writing of each nominee to serve as a director of the Company if so elected; and (vi) a description of the qualifications of such nominee to serve as a director of the Company.
Certain Relationships and Related Person Transactions
The Corporate Governance Standards for the Board require that all new proposed related party transactions involving executive officers or directors must be reviewed and approved by the Nominating/Corporate Governance Committee in advance. The Corporate Governance Standards do not specify the standards to be applied by the Nominating/Corporate Governance Committee in reviewing transactions with related persons. However, we expect that in general the Nominating/Corporate Governance Committee will consider all of the relevant facts and circumstances, including, if applicable, but not limited to: the benefits to us; the impact on a director’s independence in the event the related person is a director, an immediate family member of a director, or an entity in which a director is a partner, shareholder, or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available for similar transactions with unrelated third parties.
In 2003, Batesville Casket Company entered into a contract with Nambé Mills, Inc. pursuant to which Batesville Casket purchases urn products from Nambé Mills. Purchases during the fiscal year ended September 30, 2009, were approximately $501,503, and purchases during fiscal 2010 are projected to remain consistent with prior years. John A. Hillenbrand, II, a director of Hillenbrand Industries, Inc. until February 8, 2008, serves as Chairman Emeritus of Nambé Mills. Mr. Hillenbrand’s children own substantially all of the equity of Nambé Mills. John A. Hillenbrand, II is the brother of our Board Chairperson, Ray J. Hillenbrand. We believe these purchases were made, and will continue to be made, on terms similar to those Batesville Casket, one of our operating subsidiaries, could obtain from an unrelated third party for these products.
Thomas H. Johnson, a director of the Company, through various companies owned by him or in which he owns an interest, owns (a) 100% of the Menke Funeral Home in Sun City, Arizona, and the Whitney & Murphy Funeral Home in Scottsdale, Arizona, and (b) a 25% interest in the Weigel Funeral Home in Batesville, Indiana. Those funeral homes purchase products from the Company’s subsidiary, Batesville Casket Company, at market prices. In fiscal 2009, the total amount of purchases made from Batesville Casket by those three funeral homes was $397,671.
W August Hillenbrand receives various benefits from us under an agreement he made with our former parent. See “Compensation of Directors” and footnote (6) under the tables in that section.

Attendance at Meetings
The following chart details the number of meetings of the Board and its three standing committees attended by each of the directors (as applicable to them) during the past fiscal year of the Company (a blank means not applicable):

			Nominating/	Compensation
			Corporate	and Management
		Audit	Governance	Development
	Board	Committee	Committee	Committee
	Meetings	Meetings	Meetings	Meetings
	Attended	Attended	Attended	Attended
Director	(8 held)	(8 held)	(4 held)	(4 held)

Kenneth A. Camp	8

William J. Cernugel	8	8	4

Mark C. DeLuzio	8		4	4

James A. Henderson	8		4	4

W August Hillenbrand	8

Ray J. Hillenbrand	7		4	4

Thomas H. Johnson	8	8	4

F. Joseph Loughrey (1)	4		2	2

Eduardo R. Menascé	8	8	4

Stuart A. Taylor II (2)	8	4	4	2

(1)	Mr. Loughrey was elected to the Company’s Board of Directors and appointed to the Nominating/Corporate Governance Committee and the Compensation and Management Development Committee all on February 11, 2009. Mr. Loughrey attended all meetings held following his election and appointments.

(2)	Mr. Taylor was appointed to the Company’s Audit Committee on February 11, 2009. He was a member of the Company’s Compensation and Management Development Committee from December 18, 2008, until he was appointed to the Audit Committee. Mr. Taylor attended all meetings held during his tenure on those committees.
During the fiscal year ended September 30, 2009, no member of the Board of Directors attended fewer than 75% of the aggregate of the number of meetings of the full Board of Directors and the number of meetings of the standing committees on which he served.

Compensation Committee Interlocks and Insider Participation
The Compensation Committee had no interlocks or insider participation during fiscal 2009. Specifically in that regard, during all or some portion of fiscal year 2009, Messrs. DeLuzio, Henderson, Loughrey, Taylor, and Ray J. Hillenbrand were the directors who served on the Compensation Committee of the Company. None of such directors:
•	Is or has at any time been an officer or employee of the Company or any of its subsidiaries;
•	Has or has had at any time any direct or indirect interest in an existing or proposed transaction involving more than $120,000 in which the Company is, was, or was proposed to be a participant, or that is otherwise required to be disclosed by us under the proxy disclosure rules.
Also in that regard, during fiscal year 2009 none of our executive officers served as a member of the board of directors or on the compensation committee of another company, which other company had an executive officer who served on our Board of Directors or our Compensation Committee.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT
We believe it is important that our directors and executive officers own stock in the Company. In that regard, our non-employee directors are required, within four years after becoming a director, to own and maintain ownership of a minimum of 12,000 shares of our Common Stock (including shares of deferred stock but not including shares that may be acquired upon the exercise of stock options). Ownership requirements for our Named Executive Officers are detailed in the Compensation Discussion and Analysis section of this proxy statement.
The table below shows shares beneficially owned by all directors and executive officers at December 17, 2009.
Security Ownership of Directors:

	Shares (1)		Percent Of
	Beneficially Owned As Of		Total Shares
Name	December 17, 2009		Outstanding

Kenneth A. Camp	817,493	(2)	1.30%

William J. Cernugel	5,902	(3)	*

Mark C. DeLuzio	11,605	(4)	*

James A. Henderson	9,902	(3)	*

W August Hillenbrand	1,148,544	(5)	1.84%

Ray J. Hillenbrand	761,240	(6)	1.22%

Thomas H. Johnson	10,902	(3)	*

F. Joseph Loughrey	7,947	(7)	*

Eduardo R. Menascé	12,876	(8)	*

Stuart A. Taylor II	7,657	(9)	*
Security Ownership of Named Executive Officers:

	Shares (1)		Percent Of
	Beneficially Owned As Of		Total Shares
Name	December 17, 2009		Outstanding

Joe A. Raver	127,289	(10)	*

Cynthia L. Lucchese	109,850	(11)	*

P. Douglas Wilson	86,986	(12)	*

John R. Zerkle	126,716	(13)	*

All directors and executive officers of the Company as a group, consisting of 17 persons	3,314,193		5.26%

*	Ownership is less than one percent (1%) of the total shares outstanding.

(1)	The Company’s only class of equity securities outstanding is common stock without par value. Except as otherwise indicated in these footnotes, the persons named have sole voting and investment power with respect to all shares shown as beneficially owned by them. None of the shares beneficially owned by directors and executive officers is pledged as security.

(2)	Includes 437,567 shares that may be purchased pursuant to stock options that are exercisable within 60 days of December 17, 2009, 48,039 deferred stock shares, and 284,490 shares of performance-based restricted stock, held on the books and records of the Company.

(3)	Includes 5,902 deferred stock shares held on the books and records of the Company.

(4)	Includes 5,902 deferred stock shares held on the books and records of the Company and 5,703 shares acquired with deferred director fees and held on the books and records of the Company under the Directors Deferred Compensation Plan.

(5)	Includes (i) 72,000 shares that may be purchased pursuant to stock options that are exercisable within 60 days of December 17, 2009, (ii) 14,498 deferred stock shares held on the books and records of the Company, and (iii) 2,109 shares acquired with deferred director fees and held on the books and records of the Company under the Directors Deferred Compensation Plan. Also includes 48,934 shares owned beneficially by W August Hillenbrand’s wife, Nancy K. Hillenbrand; 206,091 shares owned by grantor retained annuity trusts (GRATs); 680,594 shares owned of record, or which may be acquired within sixty days, by trusts of which W August Hillenbrand is trustee or co-trustee; and 71,773 shares held by a limited liability company. Mr. Hillenbrand disclaims beneficial ownership of the 680,594 shares owned by trusts of which he is a trustee and the 71,773 shares held by a limited liability company.

(6)	Includes 35,581 deferred stock shares held on the books and records of the Company. Also includes 314,750 shares held of record by a charitable foundation, of which Ray J. Hillenbrand is a trustee, and 250,000 shares held of record by family partnerships for the benefit of other members of his immediate family. Mr. Hillenbrand disclaims beneficial ownership of the shares held by the charitable foundation and the family partnerships.

(7)	Includes 4,947 deferred stock shares held on the books and records of the Company.

(8)	Includes 12,876 deferred stock shares held on the books and records of the Company.

(9)	Includes 4,947 deferred stock shares held on the books and records of the Company and 2,710 shares acquired with deferred director fees and held on the books and records of the Company under the Directors Deferred Compensation Plan.

(10)	Includes 24,473 shares that may be purchased pursuant to stock options that are exercisable within 60 days of December 17, 2009, 13,187 shares of deferred stock shares, and 87,427 shares of performance-based restricted stock, held on the books and records of the Company.

(11)	Includes 34,501 shares that may be purchased pursuant to stock options that are exercisable within 60 days of December 17, 2009, 9,624 deferred stock shares, and 65,725 shares of performance-based restricted stock, held on the books and records of the Company.

(12)	Includes 17,792 shares that may be purchased pursuant to stock options that are exercisable within 60 days of December 17, 2009, 6,933 shares of deferred stock shares, and 58,761 shares of performance-based restricted stock, held on the books and records of the Company.

(13)	Includes 41,808 shares that may be purchased pursuant to stock options that are exercisable within 60 days of December 17, 2009, 3,739 shares of deferred stock shares, and 69,589 shares of performance-based restricted stock, held on the books and records of the Company.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS OF MORE THAN 5% OF THE
COMPANY’S COMMON STOCK
The following table provides information regarding all persons or entities known to us that, as of the date indicated, were beneficial owners of more than 5% of the Company’s common stock.

	Shares		Percent Of
	Beneficially Owned As Of		Total Shares
Name	December 17, 2009		Outstanding

Barclays Global Investors UK Holdings Limited	3,954,266	(1)	6.36%
1 Churchill Place
Canary Wharf
London

Breeden Capital Management, LLC	3,973,470	(2)	6.39%
100 Northfield Street
Greenwich, CT 06830-4618

Franklin Mutual Advisers, LLC	3,373,205	(3)	5.43%
101 John F. Kennedy Parkway
3rd Floor
Short Hills, NJ 07078-2716

(1)	This information is based on a 13F-HR filed by Barclays Global Investors UK Holdings Limited with the Securities and Exchange Commission on November 12, 2009.

(2)	This information is based on a Schedule 13F-HR filed by Breeden Capital Management, LLC with the Securities and Exchange Commission on November 16, 2009.

(3)	This information is based on a Schedule 13F filed by Franklin Resources, Inc. with the Securities and Exchange Commission on November 12, 2009.

EXECUTIVE COMPENSATION
Letter from the Chairperson of the Compensation and Management Development Committee:
Over the past fiscal year, the Compensation and Management Development Committee continued its comprehensive review and design of the Company’s compensation plan for executives. This work, done with the help of an independent outside advisor and management input, resulted in the Committee reaffirming the Company’s previously adopted compensation philosophy, an update of the compensation peer group, the execution and monitoring of the new performance-based long-term incentive award program, and the continuation of a short-term incentive plan that supports the achievement of the long-term goals of the Company. The performance-based long-term incentive award program is of particular note as it is a change from time-based restricted stock to performance-based restricted stock, thereby more directly aligning the Company’s economic value and executive compensation.
While the design of the compensation program is significantly performance-based, it also reflects our perspective not to encourage excessive risk-taking. The design rewards the senior executives with a blend of base salary, short-term incentives, long-term rewards, and required share ownership. We believe that this blend of components provides the Company’s leadership team with the appropriate incentives to create long-term value for shareholders while taking thoughtful and prudent risks to grow the value of the Company. The Compensation Committee and Audit Committee work closely to ensure that there is a shared risk assessment view.
In addition, the Committee devoted significant time over this past year to the tasks of ensuring that the Company is well prepared and positioned to achieve its goals for Batesville Casket Company and to be successful in acquisitions. This included a particular focus on talent management, succession planning for critical roles throughout the Company, and reviewing other key “people initiatives.”
For the Company to be successful in achieving its goal of generating appropriate long-term returns for shareholders, it is essential to attract, retain, and develop high-quality, passionate, and committed executive leadership. The Committee recognizes that while this is essential, it alone is not sufficient. In addition, the members of the executive management team must exercise their commitment and passion with the highest standards of ethical behavior at all times and in all situations.
Thank you for your investment in Hillenbrand, Inc. It is our expectation to continue to demonstrate that the trust you have placed in us is well deserved and well earned.

Respectfully,

James A. Henderson
Vice Chairperson, Board of Directors
Chairperson, Compensation and Management Development Committee

PART I: COMPENSATION DISCUSSION AND ANALYSIS
Introduction
Part I of this section on Executive Compensation presents a thorough discussion of our executive compensation philosophy, policies, and procedures as they relate to our executive officers named in the discussion (the SEC rules specify which officers should be reported, and they are identified as our “Named Executive Officers”). Part II is a report from the Compensation Committee. Following that report, in Part III, we present numerous tables that report in detail the compensation of, and the potential amounts payable by the Company under certain contractual agreements with, the Named Executive Officers.
We have attempted to assist you in your understanding of the information presented by the use of tables and charts as much as possible. We encourage you to keep two basic thoughts in mind as you read this section:
•	First, the compensation of our Named Executive Officers is set by our Compensation Committee, which is a committee of independent directors.
•	Second, a significant portion of all Named Executive Officers’ compensation is variable and based on their individual performance and the performance of the Company. This is designed to align their compensation with the interests of the shareholders of the Company.
Our Named Executive Officers
The five Named Executive Officers of the Company whose compensation information is being discussed and reported in this proxy statement, and their positions with the Company, are as follows:

Kenneth A. Camp	President and Chief Executive Officer
Joe A. Raver	Senior Vice President and President of Batesville Casket Company
Cynthia L. Lucchese	Senior Vice President and Chief Financial Officer
P. Douglas Wilson	Senior Vice President, Human Resources
John R. Zerkle	Senior Vice President, General Counsel and Secretary
A Brief Historical Perspective
The Spin. Prior to April 1, 2008, the Company was a wholly owned subsidiary of a public company named Hillenbrand Industries, Inc. (now named Hill-Rom Holdings, Inc.) (“HHI”). At that time, HHI conducted two separate businesses — it manufactured and sold hospital beds and other medical devices under the brand name Hill-Rom, and it manufactured and sold burial caskets and related products under the brand name Batesville Casket. On April 1, 2008, the shares of the Company’s stock were distributed to HHI’s shareholders in a spin-off transaction (the “Spin”), resulting in HHI and the Company becoming separate public companies.

Engaging a Compensation Consultant. The Company engaged Ernst & Young LLP to be the Compensation Committee’s independent compensation and benefits consulting firm (the “Compensation Consultant”) to (1) evaluate independently and objectively the effectiveness of and assist with implementation of our compensation and benefit programs, and (2) provide the Compensation Committee with additional expertise in the evaluation of our compensation practices and of the recommendations developed by management and firms engaged by us. The Committee’s Compensation Consultant also provides information and insights relative to current and emerging compensation and benefits practices. Ernst & Young was the independent compensation consultant of HHI immediately prior to the Spin, and the selection of that firm to continue as the Compensation Consultant for the Company provided desirable continuity to our compensation program administration through and following the Spin.
Establishing Compensation Programs. In conjunction with the Spin, the Company established compensation and benefit programs that were identical in all material respects to the compensation and benefit programs of HHI. This fact, together with the engagement of Ernst & Young as the Committee’s independent compensation advisor, provided a seamless transition of compensation and benefit payments from HHI to our Company as far as our employees were concerned.
Employing the Named Executive Officers. The Spin necessitated the filling of five new positions as executive officers of the Company. Mr. Camp, who had been the President and CEO of Batesville Casket Company prior to the Spin, assumed that same position with the Company. Likewise, Mr. Zerkle moved up from his position as General Counsel of Batesville Casket Company to become the general counsel of the Company.
The other three Named Executive Officers were hired from outside the Company as new employees. Mr. Raver was hired shortly after the Spin as the chief operating officer of Batesville Casket Company to assume the majority of the duties that Mr. Camp had been performing. Ms. Lucchese was hired in January 2008, in anticipation of the occurrence of the Spin, as the Company’s chief financial officer. Mr. Wilson was hired a week before the Spin as the chief human resources officer of the Company. The Committee’s Compensation Consultant worked closely with the Committee in developing relevant market compensation data that was utilized in our searches to fill these positions.
Building Upon the Established Foundation of Executive Compensation; New Philosophy. Following the Spin, the newly formed Compensation Committee, in conjunction with management and the Committee’s independent compensation advisor, began a comprehensive review of executive compensation programs. The Committee approved several changes to these programs; the most significant was a move from the use of time-based restricted stock awards as part of the annual long-term incentive compensation to using performance-based restricted stock awards. The Committee also adopted a new Executive Compensation Philosophy, again focusing on the alignment of our executive compensation program with the interests of shareholders.

Our Executive Compensation Philosophy
Our Compensation Committee has adopted the following Executive Compensation Philosophy, which describes the objectives and principles of our executive compensation program, and which is used as the guide to our program design and compensation decisions:
Hillenbrand’s executives should be fairly compensated for creating appropriate long-term returns for shareholders.
The executive compensation program is designed to ensure officers and key management personnel are effectively compensated in terms of base salary, incentive compensation, and other benefits that advance the long-term interest of Hillenbrand’s shareholders.
The compensation program is based on the following principles:
•	Reinforcing the absolute requirement for ethical behavior in all practices;

•	Aligning management’s interests with those of shareholders;

•	Motivating management to achieve superior results by paying for sustainable performance;

•	Ensuring competitive compensation in order to attract and retain superior talent;

•	Maintaining a significant portion of at-risk compensation (superior performance is rewarded with commensurate incentives, while little to no incentive is paid for underperformance);

•	Delineating clear accountabilities; and

•	Providing clarity and transparency in compensation structure.

Components of Total Compensation
The components of our executive compensation program are shown in the following table. A more detailed discussion of these components and the plans under which they are provided appears later in this Compensation Discussion and Analysis section.

Component	Description and Purpose
Base Salary	Fixed compensation intended to provide a base level of income and aid in the attraction and retention of talent in a competitive market.

Short-Term Incentive Compensation (“STIC”)	Variable annual cash bonus designed to motivate and reward individuals based on achieving both company-wide and individual performance goals for a given fiscal year. Also aids in the attraction and retention of talent in a competitive market.

Long-Term Incentive Compensation (“LTIC”)	Variable annual equity grant designed to reward executives for creating shareholder value and for their individual contributions to the Company’s performance as well as to motivate future contributions and decisions aimed at increasing shareholder value. Also aids in the attraction and retention of talent in a competitive market. Our Named Executive Officers are required to retain a certain amount of Company equity or stock as described in the section below entitled “Stock Ownership Requirement.”

Retirement and Other Benefits	Fixed component of compensation intended to protect against catastrophic expenses (healthcare, disability, and life insurance) and provide opportunity to save for retirement (pension and 401(k)).

Post-Termination Compensation (Severance and Change in Control)	Severance program designed to provide protection that allows executives to focus on acting in the best interests of shareholders regardless of the impact on their own employment.
Key Point: Focus on Performance-Based Compensation
Referring to the previous chart, the first three elements (base salary, STIC, and LTIC) make up what is generally referred to as an employee’s “core compensation.” It is important to note that a key element of the compensation philosophy of Hillenbrand and our Compensation Committee is that a significant portion of each of the Named Executive Officers’ core compensation will be “performance-based” and therefore “at risk.” Stated another way, each of the Named Executive Officers receives a base salary regardless of the performance of the Company in any individual year. Any particular officer’s salary can be and is modified from year-to-year based on such officer’s individual performance and changes in responsibilities, as determined by the Compensation Committee. Beyond base salary, each of our Named Executive Officers is eligible to receive STIC and LTIC, but those components of compensation are variable and at risk, dependent on the performance of the Company and the individual performance of each of the officers.

This point is illustrated by the following pie chart, which shows the fixed (base salary) and variable (STIC and LTIC) compensation at target levels for our President and CEO, Kenneth A. Camp, for the fiscal year 2009:
As shown in the above chart, 80% of Mr. Camp’s target core compensation for the year was performance-based, and at risk, and 20% was fixed. The Compensation Committee believes that this approach to compensating our Named Executive Officers aligns their compensation packages appropriately with the interests of the shareholders of the Company and creates incentives for them to act in the best interest of the shareholders.
Target Core Compensation Mix
Subject to discretionary deviations deemed by the Committee to be appropriate, the Compensation Committee generally follows guidelines for the STIC and LTIC target awards that are tied to the base salaries of the Named Executive Officers. Those guidelines are discussed in more detail below. The application of those guidelines produces a core compensation mix of approximately 20% base salary, 20% STIC, and 60% LTIC for Mr. Camp, and a mix of approximately 30% base salary, 20% STIC, and 50% LTIC for the other Named Executive Officers.
Process for Determining Compensation
Timing of Compensation Decisions. In December of each year, the Compensation Committee takes the following actions:
•	It sets the base salaries of the Named Executive Officers for the coming calendar year.
•	It adjusts, if deemed appropriate, the STIC target award formula for each Named Executive Officer and establishes the Company performance objectives that are to be used in the award formula for the current fiscal year.
•	It makes LTIC awards to the Named Executive Officers and determines the Company performance period (usually three years) and Company performance objectives that are to be used in the award formula.
•	It establishes the actual STIC awards to be paid to the Named Executive Officers for the fiscal year ended on the past September 30.

Factors Considered in Setting Compensation.
In General. In establishing and adjusting our executive compensation programs and the compensation packages for the Named Executive Officers, the Compensation Committee considers and analyzes a number of factors, each of which is informative but none of which is individually determinative of the outcome of the Committee’s work. The Committee acts with informed judgment to establish compensation packages for the Named Executive Officers that are appropriate under all the circumstances and that are designed to enable the Company to attract, motivate, and retain the executive talent needed to operate the Company, including the implementation of its announced intention to grow and diversify through business acquisitions, in a manner in the best interests of the shareholders.
The factors the Compensation Committee considers are discussed below. They are not discussed in any order of priority; no one factor standing alone is necessarily more important than all the others.
Peer Group Data. As one of several factors in considering approval of elements of our compensation programs and appropriate levels of compensation of our Named Executive Officers, the Compensation Committee compares our compensation programs and levels to those of a selected peer group of companies. Our Compensation Committee believes that we have to remain competitive in order to attract, retain, and motivate our executive talent and believes that our Named Executive Officers should be rewarded appropriately when the Company exceeds expected performance targets. We do not, however, rigidly target any of the core compensation components of our Named Executive Officers to any specific percentile of our peer group compensation levels. As a general rule, our Compensation Committee seeks to target the core compensation of our Named Executive Officers within the range between the 50th and 75th percentiles of the average total core compensation amounts paid by our peer group.
The Committee and its Compensation Consultant review various financial metrics and business attributes in selecting the companies to be included in, and in periodically making additions to or deletions from, our peer group of companies. (In 2009, Tredegar Corporation was added to our peer group to replace a company in the group that was acquired and no longer met the peer group qualification standards.) In developing our peer group, our Compensation Committee reviews various financial metrics and business attributes (i.e., free cash flow, operating income, return on invested capital, etc.) to assess whether additions or deletions to the current peer group are appropriate. In addition, various members of management provide input relative to understanding the Company’s key financial metrics, key competitors for talent, key competitors with whom the Company competes in the market, the business plan, and other factors. The following qualitative factors are also considered in developing the peer group:
•	Non-cyclical versus cyclical companies;

•	Companies with an internal distribution method and a supply chain management focus versus those with external distribution methods;

•	Companies focusing on continuous improvement in all aspects of their business versus those that do not apply a continuous improvement model;

•	Companies that manufacture products with wood and/or metal versus those that manufacture products using other materials;

•	Companies that are product leaders, manufacturing a quality end product; and

•	Companies that are primarily domestic versus those that are global.
The peer group currently consists of the following sixteen companies:

Acuity Brands, Inc.	Sealy Corporation
American Woodmark Corporation	Service Corporation International
Ethan Allen Interiors Inc.	Simpson Manufacturing Co., Inc.
Herman Miller, Inc.	Spartech Corporation
HNI Corporation	Stewart Enterprises, Inc.
Kimball International	Tempur-Pedic International Inc.
Matthews International Corporation	The Middleby Corporation
Roper Industries	Tredegar Corporation
Survey Data. In addition to peer group data, the Compensation Committee considers published compensation survey data provided by its Compensation Consultant, focusing on compensation data for companies in the manufacturing industry with revenues within a comparable range of the Company’s revenue. The survey data provides additional compensation data targeted to the specific job responsibilities of our Named Executive Officers.
External Market Conditions. The Compensation Committee also takes into account external market conditions when establishing the total compensation of each Named Executive Officer. We are located in a relatively small rural community between Indianapolis and Columbus, Indiana, and Cincinnati, Ohio, all of which are home to other public companies, and we must compete with companies in those metropolitan areas for our executive talent.
Individual Factors. Individual factors are also considered by the Compensation Committee in establishing the compensation packages of our Named Executive Officers. These factors include the level and breadth of experience and responsibility of the officer, the complexity of the position, individual performance and growth potential, and the difficulty of replacement. Individual performance of our Named Executive Officers is evaluated in large part based upon the achievement of group and personal goals that are established by management and approved by the Compensation Committee each year.
2009 Individual Performance Goals. We identified four common personal objectives for the Named Executive Officers for fiscal year 2009. They are as follows:
•	Strengthen our separate company capabilities by ensuring that resources, processes, procedures, and controls necessary to be a successful, compliant, efficient, and well controlled public company are in place. This will be accomplished through the application of the principles of continuous improvement across the enterprise.

•	Support the Batesville Casket core business by providing Batesville Casket with necessary and sufficient resources to continue to generate strong, predictable cash flows. This will be accomplished through a transparent resource allocation process and a commitment to a lean organization... both at the corporate and operating company levels.

•	Actively pursue acquisitions by identifying prudent opportunities that provide long-term revenue and earnings per share growth, meet our strategic criteria, and leverage our core competencies. This will be accomplished through an active screening process that engages the senior-most leadership in the identification of targets and the broader organization in evaluation.

•	Ensure acquisition success by planning and preparing for due diligence and integration with a specific focus on our areas of competency, including continuous improvement, logistics, and developing talent. This will be accomplished through (a) attracting, developing, deploying, and retaining high performance individuals who are resources for today and tomorrow, and (b) training internal resources for due diligence and integration.
The following unique personal objectives were identified for each of the Named Executive Officers for fiscal year 2009:
•	For Mr. Camp, executing the Company’s strategy and business plan; managing pending litigation; leading our new growth initiatives and overseeing the Company’s acquisition activities; and achieving the Company’s financial objectives;
•	For Mr. Raver, developing and executing the business plan of Batesville Casket Company; growing core revenue and income before taxes; growing revenue in under-penetrated segments; improving the Company’s cost structure; actively pursuing strategic acquisitions and alliances; and strengthening core capabilities;
•	For Ms. Lucchese, establishing appropriate processes and procedures for the operation of the Company as a separate, stand-alone public company; providing financial support with excellence to the Company as a newly formed public company; managing financial due diligence efforts with respect to the Company’s acquisition activities; and providing financial support where necessary to the Company’s subsidiaries and their finance staff;
•	For Mr. Wilson, establishing appropriate processes and procedures for the operation of the Company as a separate, stand-alone public company; providing human resources support with excellence to the Company as a newly formed public company; providing support where necessary to the Company’s subsidiaries and their staff; managing human resources, compensation, and benefit due diligence efforts with respect to the Company’s acquisition activities; and building the talent pool to strengthen the capabilities and competencies of the Company; and
•	For Mr. Zerkle, establishing appropriate processes and procedures for the operation of the Company as a separate, stand-alone public company; providing general legal counsel with excellence to the Company as a newly formed public company; providing legal support where necessary to the Company’s subsidiaries and their general counsel; managing legal due diligence efforts and transaction documentation with respect to the Company’s acquisition activities; managing all litigation involving the Company; and supervising and coordinating the responsibilities of other attorneys in the Company’s legal department.

Internal Pay Equity. The Compensation Committee considers the differentials between the compensation levels of our Named Executive Officers in light of their respective positions and responsibilities and seeks to maintain those differentials at equitable levels, considering peer group and survey data with respect to comparable differentials at other companies.
Aggregate Compensation. For our Named Executive Officers, the Compensation Committee considers the aggregate value of their core compensation components of base salary, STIC at target level, and the estimated value of LTIC at target level. The Compensation Committee compares the aggregate amount of these elements of core compensation for our Named Executive Officers to the aggregate amount of the same elements of executive officer compensation at other companies using peer group and survey data. Additionally, the Compensation Committee reviews “tally sheets” reflecting all compensation paid to our Named Executive Officers, including retirement and other benefits, perquisites, and amounts potentially payable to them upon a “change in control” of the Company. Finally, the Compensation Committee considers projections as to the potential future value of long-term equity awards made to the Named Executive Officers.
Advice of Compensation Consultant. The Compensation Committee seeks and considers the expert advice and recommendations of the Compensation Consultant in connection with the administration of our compensation programs and the establishment of appropriate compensation components and levels with respect to our Named Executive Officers.
Fiscal 2009 Compensation Decisions
Base Salaries. Prior to fiscal 2009, as noted previously, the then current base salaries of Ms. Lucchese and Messrs. Raver and Wilson had been determined during 2008 as the result of arms’ length hiring processes with respect to each of them. With respect to Messrs. Camp and Zerkle, the HHI Compensation Committee, prior to the Spin, working with its independent compensation consultant (also Ernst & Young), recommended certain compensation adjustments for each of them in light of their increased responsibilities and new roles after the Spin. The Board of Directors of the Company agreed with those recommendations, and as a result new base salaries were implemented for each of them effective April 1, 2008.
In considering fiscal 2009 compensation, the Compensation Committee received from and reviewed in detail with the Committee’s Compensation Consultant an Executive Compensation Analysis reporting, among other things, the median compensation paid by our then current peer group to its top five executive officers (based on compensation) and the median compensation levels of similar executive officers as determined from various published compensation surveys. By comparison to our peer group, the base salaries of our Named Executive Officers ranged from a low of 84% to a high of 99% of the peer group median.
Mr. Camp provided to and discussed with the Committee his review of and comments with respect to the performance of the other Named Executive Officers. Mr. Camp also recommended to the Committee proposed compensation packages for the other Named Executive Officers (which he had developed in consultation with Ernst & Young and after review of the Executive Compensation Analysis report provided to the Committee in September). After discussing the recommendations and performance of the other Named Executive Officers, the Committee approved the compensation for this group.

The Compensation Committee, outside of Mr. Camp’s presence, also discussed Mr. Camp’s performance. This conversation included a review of Mr. Camp’s objectives as approved by the Committee for 2009 and the level of achievement of each of those objectives.
After assessing Mr. Camp’s performance for the year, the Committee, considering the impact of all relevant factors and considering the advice and recommendations of the Committee’s Compensation Consultant, determined Mr. Camp’s compensation for 2009.
The following adjustments were made to the Named Executive Officers’ base salaries:

	2008	2009	% Increase

Mr. Camp	$650,000	$675,000	3.8
Mr. Raver	$400,000	$415,000	3.8
Ms. Lucchese	$300,000	$312,000	4.0
Mr. Wilson	$250,000	$260,000	4.0
Mr. Zerkle	$275,000	$285,000	3.6
Annual Cash Incentives Awards (STIC).
Overview. The payment of annual short-term cash incentives to our Named Executive Officers for fiscal 2009 was formula-based, with adjustments for achievement of common and individual performance goals, and was governed by our Short-Term Incentive Compensation Plan for Key Executives (“STIC Plan”). The STIC Plan is designed to motivate our Named Executive Officers to perform and meet both Company and individual objectives. It is consistent with our philosophy that employees should share in the Company’s success when value is created for our shareholders. The potential to be paid significant awards plays an important role in the attraction and retention of our Named Executive Officers.
STIC Formula Design. Our Compensation Committee has approved a formula for calculating the maximum STIC awards potentially payable to our Named Executive Officers under the STIC Plan. At the end of each fiscal year, the Compensation Committee then exercises negative discretion, to the extent deemed appropriate and based primarily on individual performance reviews relating to the achievement of personal goals established for the Named Executive Officers, to reduce the maximum award amounts to the actual payout levels.
We have structured our formula to produce the maximum potential award, rather than a lesser targeted amount, in order to qualify our STIC payments for an income tax deduction without that deduction being limited in amount (or possibly denied in total) by Section 162(m) of the Internal Revenue Code. In order to avoid the limiting effects of Section 162(m), the Company must not have any discretion to increase the amount of the award produced by the award formula. However, the Company can exercise discretion to reduce the actual payout below the award formula amounts. Accordingly, we have designed our formula to calculate the maximum possible STIC amounts payable, with the understanding that the Compensation Committee has discretion to reduce the formula amounts to arrive at the actual STIC payment amounts to our Named Executive Officers.

STIC Maximum Award Formula. Our formula for calculating the maximum STIC amounts potentially payable to our Named Executive Officers each year is as follows:

		Individual Factor		Company		Maximum		Maximum
Base Salary	x		x	Performance	x	Award	=	Potential
				Factor		Factor		STIC Award
The formula components are described and quantified as follows:
•	Base salary — the amount of salary paid to the Named Executive Officer during the fiscal year in question.

•	Individual Factor — a predetermined percentage of base salary (90% for Mr. Camp, 75% for Mr. Raver, and 50% for the other Named Executive Officers). The Committee could adjust those percentages from year to year at the beginning of the fiscal year, if deemed appropriate.

•	Company Performance Factor — a percentage reflecting the Company’s (or Batesville Casket’s with respect to Mr. Raver) achievement level with respect to the pre-established financial performance targets set by the Committee for each fiscal year. This percentage will be zero (producing a zero formula amount) if the Company (or Batesville Casket, if applicable) does not achieve at least a threshold achievement percentage level established by the Committee (which was 90% for fiscal 2009). The maximum achievement percentage possible is 200%. The pre-established financial performance targets currently used in the formula are designated amounts of “Net Revenues” and “Core IBT” for the Company and Batesville Casket, as applicable, which are calculated as follows:
•	Net Revenue — the amount established as the target amount is the same for both the Company and Batesville Casket since the Company itself has no revenue-producing operations. In determining the overall Company or Batesville Casket achievement level each year, the achievement level for Net Revenue is weighted at 20% of the total in determining the Company’s (or Batesville Casket’s) overall performance achievement level. In calculating Net Revenue, the effects of the following items are ignored:
•	acquisitions made during the fiscal year;

•	divestitures made during the fiscal year (corresponding adjustments will be made to the plan targets); and

•	changes in accounting pronouncements in United States GAAP or applicable international standards that cause an inconsistency in computation as originally designed.

•	Core IBT — this is income before taxes, adjusted to eliminate selected extraordinary and non-recurring items as listed below. The adjustment items are determined in advance by the Compensation Committee during the first quarter of each fiscal year. Core IBT achievement is weighted at 80% of the total in determining the Company’s (or Batesville Casket’s) overall performance achievement level. In calculating Core IBT, the following items are excluded or their effects ignored:
•	all professional fees, due diligence fees, expenses, and integration costs related to a specific acquisition;

•	all professional fees, due diligence fees, expenses, and integration costs related to a specific divestiture;

•	income, losses, or impairments from specific financial instruments transferred to the corporation as part of the Spin (i.e., auction rate securities, equity limited partnerships, common stock, and Forethought note);

•	stock compensation expense;

•	external extraordinary legal costs (e.g., antitrust litigation);

•	Spin-related costs;

•	restructuring costs; and

•	changes in accounting pronouncements in United States GAAP or applicable international standards that cause an inconsistency in computation as originally designed.
•	Maximum Award Factor — a multiplier established by the Committee in order to produce the maximum award payout amount. It is currently 1.2. This factor serves two purposes. First, it provides a sufficient potential payout amount to reward above-average individual or Company performance. Second, it provides a cap on the award formula amount.
Company Performance Factors. The Company’s financial performance objectives and threshold achievement percentages are established annually at levels that typically reflect strong financial performance under then existing conditions. The target objectives are intended to represent stretch goals based on the business plan of the Company so that management must be diligent, focused, and effective in order to reach these goals. The objectives are set with the intention that the relative level of difficulty in achieving the targets is consistent from year to year. The Company has exceeded its threshold level but did not reach its targeted objective amount in each of its last two fiscal years.
The following table sets forth the Company’s and Batesville Casket’s targeted financial performance objectives and targeted threshold achievement percentages, and the actual amounts achieved, for fiscal year 2009:

2009
Batesville
	Company	Casket
	Targeted	Targeted			Batesville
	Objective	Objective		Company	Casket
Financial	Amount	Amount	Threshold	Achievement	Achievement
Criteria	(millions)	(millions)	Percentage	Percentage	Percentage

Net Revenue	$715.6	$715.6	90%	90.7%	90.7%

Core IBT	$173.7	$195.0	90%	94.3%	94.7%

For fiscal 2009, Mr. Raver’s STIC award formula was based on the financial objectives of Batesville Casket Company rather than those of the Company, while the award formulas for our other 2009 Named Executive Officers were based on the Company’s financial objectives.
2009 STIC Awards. For fiscal year 2009, the maximum STIC awards payable, and the actual STIC awards paid, to our Named Executive Officers were as follows:

		Fiscal				Company		Maximum		Maximum	Actual
Named Executive		Year Base		Individual		Performance		Award		STIC	STIC
Officer	x	Salary	x	Factor	x	Factor *	x	Factor	=	Award	Award Paid

Kenneth A. Camp		$669,231		90%		69.6%		1.2		$503,048	$440,000
Joe A. Raver		$411,539		75%		69.6%		1.2		$257,788	$215,000
Cynthia L. Lucchese		$309,231		50%		69.6%		1.2		$129,135	$97,000
P. Douglas Wilson		$257,692		50%		69.6%		1.2		$107,612	$103,000
John R. Zerkle		$282,692		50%		69.6%		1.2		$118,052	$98,500

*	Although the achieved performance factor for the Company was slightly higher than 69.6%, which was the achieved performance factor for Batesville Casket Company, the Company elected to calculate 2009 STIC payouts based on the lower performance factor for all of our Named Executive Officers.
Long Term Incentive Compensation (LTIC).
Overview. We provide Long-Term Incentive Compensation to our Named Executive Officers (and other employees) by awarding them stock options, deferred stock awards, or restricted stock. Our Stock Incentive Plan (the “Stock Plan”) enables us to grant such equity-based awards.
The Compensation Committee makes and administers all awards made to our Named Executive Officers under the Stock Plan. A total of 4,635,436 shares of our common stock is available for equity awards under the Stock Plan. There are annual limits as to the number of options or shares of deferred or restricted stock that can be granted to any one employee or director each year. (Under Proposal No. 2, we are submitting our revised Stock Incentive Plan (the “Amended Plan”) for approval by our shareholders at the 2010 Annual Meeting. The Amended Plan submitted for approval increases the number of shares that are available for equity awards under the Amended Plan to 8,635,436 shares, an increase of 4,000,000 shares.)
Although the Company does not have a written policy regarding the timing or practices related to granting equity awards, neither the Company nor the Compensation Committee engages in spring-loading, back-dating, or bullet-dodging practices. Stock options and restricted stock awards are generally granted at a regularly scheduled meeting of the Compensation Committee in the first quarter of the fiscal year (usually in December), after the Company issues a press release announcing the results of the prior fiscal year. The Compensation Committee has delegated authority to the Chairperson of the Committee to make awards under the Stock Plan other than the regular annual awards (such as awards made to a new hire or in the case of a promotion, for example).
Available Awards. Our Stock Plan enables us to grant several types of equity awards — stock appreciation rights, restricted stock, bonus stock, stock options, and deferred stock units. However, only stock options, restricted stock, and deferred stock awards have been granted and are outstanding under the Stock Plan as of the end of fiscal year 2009.

Stock Options. Incentive (tax-qualified) and non-qualified stock options may be granted to such employees and directors and for such number of shares of our common stock as the Administrator determines. A stock option will be exercisable and vest at such times, over such term, and subject to such terms and conditions as the Administrator determines, at an exercise price which may not be less than the fair market value of the common stock on the date the option is granted.
Deferred Stock. A deferred stock award represents our agreement to deliver shares of common stock (or their cash equivalent) to the award recipient at a specified future time or upon a specified future event. Vesting of the award shares and/or delivery of them may be conditioned upon the completion of a specified period of service, the attainment of specific performance goals, or such other criteria as the Administrator may determine, or may provide for the unconditional delivery of shares (or their cash equivalent) on a specified date. Deferred stock awards carry no voting rights until such time as shares of common stock are actually issued. The Administrator has the right to determine whether and when dividend equivalents will be paid with respect to a deferred stock award. Generally, dividend equivalent amounts are accrued on deferred stock awards and are paid when the shares are distributed.
Restricted Stock. A grant of shares of restricted stock involves the actual issuance of shares of our common stock to the grant recipient. However, the right to retain the shares of restricted stock is conditioned upon whatever “vesting” conditions are specified as part of the grant. Until those vesting conditions are satisfied, the restricted stock cannot be sold, transferred, pledged, or assigned, and is subject to forfeiture if the vesting conditions are not satisfied.
Performance-Based Equity Awards. The Administrator may designate and structure any awards under the Stock Plan as performance-based awards. With respect to performance-based awards, either the granting or vesting (or both) of the award is made subject to the achievement of Company performance objectives specified by the Administrator. The performance objectives specified for a particular award may be based on one or more of the following criteria, which the Administrator may apply to our Company as a whole and/or to a subsidiary, and which the Administrator may use either as an absolute measure, as a measure of improvement relative to prior performance, or as a measure of comparable performance relative to a peer group of companies: sales, operating profits, operating profits before taxes, operating profits before interest expense and taxes, net earnings, earnings per share, return on equity, return on assets, return on invested capital, total shareholder return, cash flow, debt to equity ratio, market share, stock price, shareholder value added, and market value added.
LTIC Guidelines. The Compensation Committee, subject to deviations as appropriate in its discretion, generally follows guidelines it has established for annual LTIC awards to our Named Executive Officers. Those guidelines provide for an award at target value of three times base salary to Mr. Camp, and 1.5 times base salary to our other Named Executive Officers. Each award consists of approximately 25% of the award value in stock options and approximately 75% in deferred or restricted stock. Compared to an average of our peer group’s mix of long-term incentive compensation awards, the pie-charts below reflect our heavy emphasis on performance-based awards to our Named Executive Officers.

Valuation of Awards. Considering commonly used valuation models and advice from the Committee’s Compensation Consultant, stock options are assumed to have a present value equal to 25% of the then current share price for our Common Stock. The number of option shares to be granted is determined by dividing the total option portion of the award dollar value by 25% of the then current share price.
Awards for deferred or restricted stock are valued at the target share level, which is the number of shares that will ultimately be earned by the Named Executive Officers at the 100% achievement level of the targeted “Incremental Shareholder Value” established by the Compensation Committee under the award formula. (The maximum number of shares potentially issuable as fully earned or vested shares is 150% of the targeted number.) The number of shares to be awarded at the target level is determined by dividing the deferred or restricted stock value portion of the total award dollar value by the share price for our stock on the date of the award.
2009 LTIC Awards. The Compensation Committee decided for fiscal year 2009 to award restricted stock as performance-based equity awards rather than as time-based equity awards. Accordingly, the amount of compensation ultimately received by the award recipients (including our Named Executive Officers) will be tied to and conditioned on performance objectives for our Company rather than being conditioned merely on the passage of time and continued employment. As we have stated above in our compensation philosophy, the Company management team is charged with increasing the long-term economic value of the Company in excess of the rate investors expect. That is accomplished by growing the amount of cash generated by the Company over time through execution of the Company’s strategy and the initiatives that flow from that strategy.
The performance-based restricted stock awards and stock options granted to our Named Executive Officers during fiscal year 2009 were as follows:

		Target	Maximum
		Restricted	Restricted
Name	Option Shares	Stock Award	Stock Award

Kenneth A. Camp	135,997	101,997	152,996
Joe A. Raver	41,806	31,354	47,032
Cynthia L. Lucchese	31,430	23,572	35,359
P. Douglas Wilson[1]	28,569	21,427	32,140
John R. Zerkle[2]	36,209	27,157	40,735

1.	Includes a one-time adjustment of 2,377 stock options and 1,783 target shares of restricted stock in excess of the guideline awarded to make up for below-guideline equity awards in effect for Mr. Wilson during the last half of fiscal year 2008.

2.	Includes a one-time adjustment of 7,498 stock options and 5,624 target shares of restricted stock in excess of the guideline awarded to make up for below-guideline equity awards in effect for Mr. Zerkle during the last half of fiscal year 2008.

The performance period for vesting of the restricted stock is the three-year period beginning October 1, 2008. The stock options become exercisable ratably on the first, second, and third anniversaries of the grant date (1/3 on each grant date anniversary).
Performance-Based Award Details.
For fiscal 2009, the measurement tool in the performance-based restricted stock award formula is a shareholder value creation model, which is a discounted cash flow model that measures the true economic return to investors. The key inputs into the model are net income, free cash flow, and the weighted average cost of capital. Each performance-based restricted stock grant to our Named Executive Officers will span the performance of three consecutive fiscal years, and the performance award at the end of the three years will be based upon the incremental shareholder value created over/under what was expected. To earn a full payout of the targeted award the Company must earn a return that meets the Company’s weighted average cost of capital.
The long-term incentive plan for the Named Executive Officers is designed to pay on the basis of the growth in shareholder value over a three-year period. By linking rewards with the growth in the economic value of the Company, the plan aligns the interests of the executive management team with those of the Company’s investors. Also, by using a three-year period, the plan shapes investment strategies that improve the value of the business over the long term.
The Company performance objectives and the award calculation formula for the performance-based LTIC awards (per the preceding chart showing their Target Restricted Stock awards) made to the Named Executive Officers in fiscal 2009 are as follows:
Award Information.

Measurement Period	October 1, 2008 through September 30, 2011

Base Shareholder Value (at the beginning of Measurement Period)	$1,194.3 million

Incremental Shareholder Value Expected	$341.7 million

Weighted Average Cost of Capital	8.75%

Award Formula.
The number of Shares of Restricted Stock that will vest at the end of the Measurement Period is a function of the amount of Incremental Shareholder Value Delivered over the Measurement Period as compared to the Incremental Shareholder Value Expected to be created over the Measurement Period. Except as otherwise provided in the award agreements in connection with a termination of employment prior to September 30, 2011, at the end of the Measurement Period all restrictions will lapse on, and the Shares will become fully vested with respect to, the number of whole Shares (rounded down) equal to the product of (a) the number of Shares comprising the Target Restricted Stock Award, and (b) a multiplier, as provided in the following table, based on the ratio, expressed as a percentage, of Incremental Shareholder Value Delivered for the Measurement Period (as determined below) to the Incremental Shareholder Value Expected for the Measurement Period:

Incremental Shareholder Value Delivered
as Percentage of
Incremental Shareholder Value Expected	Multiplier
(rounded down to nearest whole percent)	(rounded down to two decimal places)

Less than 50%	zero (no Shares vest)

At least 50% but less than 80%	.2 plus an additional .01 for each full percentage point realized above minimum for range

At least 80% but less than 100%	.5 plus an additional .025 for each full percentage point realized above minimum for range

At least 100% but less than 110%	1.0 plus an additional .025 for each full percentage point realized above minimum for range

At least 110% but less than 150%	1.25 plus an additional .00625 for each full point realized above minimum for range

At least 150%	1.5 (all Shares vest)
Calculation of Incremental Shareholder Value Delivered.
The amount of Incremental Shareholder Value Delivered during the Measurement Period is calculated by subtracting the Base Shareholder Value from the Shareholder Value Delivered, and the Shareholder Value Delivered is calculated by adding two components: the Net Income Component and the Cash Flows Component.
•	The Net Income Component of Shareholder Value Delivered is the Company’s Adjusted Net Income for the last fiscal year of the Measurement Period, divided by the Weighted Average Cost of Capital.

•	The Cash Flows Component of Shareholder Value Delivered is the sum of the following:
•	the Company’s Adjusted Cash Flows for the third fiscal year in the Measurement Period;
•	the Company’s Adjusted Cash Flows for the second fiscal year in the Measurement Period, multiplied by the sum of 100% and the Weighted Average Cost of Capital; and
•	the Company’s Adjusted Cash Flows for the first fiscal year in the Measurement Period, multiplied by the square of the sum of 100% and the Weighted Average Cost of Capital.

Definitions.
(a)	“Adjusted Net Income” means the Company’s “net income,” as shown on its audited financial statements, as adjusted (net of tax where applicable) to exclude the effects of the following items:
•	Income losses or impairments from specific financial instruments held by the Company immediately following its spin-off (the “Spin”) as a stand-alone company (i.e., auction rate securities, equity limited partnerships, common stock, and Forethought note);
•	Spin-related costs;
•	All professional fees, due diligence fees, expenses, and integration costs related to a specific acquisition;
•	External extraordinary legal costs (e.g., antitrust litigation);
•	Restructuring charges and other items related to a restructuring plan approved by the CEO; and
•	Changes in accounting pronouncements in United States GAAP or applicable international standards that cause an inconsistency in computation as originally designed.
(b)	“Adjusted Cash Flows” means, with respect to each fiscal year in the Measurement Period, the Company’s net cash provided by operating activities (whether positive or negative) less its capital expenditures net of proceeds on the disposal of property, all as shown on its audited financial statements for the fiscal year, as adjusted (net of tax where applicable) to exclude the effects of the following items:
•	Cash receipts or disbursements from financial instruments held by the corporation immediately following the Spin (i.e., auction rate securities, limited partnerships, and Forethought note);
•	Spin-related disbursements;
•	External extraordinary legal disbursements (e.g., antitrust litigation);
•	Investments in non death-care related technologies and companies;
•	Changes in accounting pronouncements in United States GAAP or applicable international standards that cause an inconsistency in computation as originally designed; and

•	Acquisition of businesses, net of cash acquired, as follows:
•	Acquisitions are included for the operating companies and corporate and are phased into the calculation of cash flow over 36 months;

•	In the year of acquisition, the impact on the balance sheet is excluded from the respective working capital and other balance sheet items lines and netted on an “acquisitions” line on the cash flow statement; and

•	A separate cash flow supporting statement is kept for LTIC purposes to adjust period cash flows for the acquisition amount spread over 36 months.
Stock Ownership Requirement
All of our Named Executive Officers are expected to own a significant number of shares of our common stock. Specifically, our Chief Executive Officer and the other Named Executive Officers, from and after the later of (i) April 1, 2013, or (ii) the fifth anniversary of the date on which any such individual first became an officer of Hillenbrand, Inc. or any of its subsidiaries, are required to hold shares of our common stock or equivalents described below at the following levels (“Required Ownership Level”):

Position	Required Ownership Level

Chief Executive Officer	4 x Base Annual Salary
Senior Vice Presidents of the Company	2 x Base Annual Salary
Vice Presidents of the Company and all subsidiaries	1 x Base Annual Salary
Shares owned outright and deferred or restricted stock shares, whether vested or unvested, count as share equivalents towards the Required Ownership Level. Failure to achieve or maintain the Required Ownership Level may result in (1) the applicable individual being required to hold all after-tax vested deferred stock shares and after-tax shares acquired upon exercise of stock options, or (2) suspension of future restricted stock or deferred stock awards, until the Required Ownership Level is achieved. The Compensation Committee (or its designee) may make exceptions, in its sole discretion, in the event of disability or great financial hardship.
Clawback Provisions
For STIC and performance-based LTIC awards made in fiscal year 2010 and beyond, the Company has adopted a “clawback” policy that authorizes the Compensation Committee, in its discretion, to require repayment from our Named Executive Officers of all or any portion of their STIC and LTIC awards paid if the Company is required to restate its financial statements as a result of fraud or negligence and such restated financial information would have produced a lesser amount of STIC or LTIC award payable (ignoring Committee negative discretion with respect to STIC awards) than was calculated per the original financial information.
Tax Deduction Management
Section 162(m) of the Internal Revenue Code limits the tax deductibility of certain executive compensation in excess of $1 million per year unless certain requirements are met. Performance-based compensation is generally not subject to the deductibility cap under Section 162(m). We seek to maximize the tax deductibility of both our STIC and performance-based LTIC awards under Section 162(m).

Retirement and Savings Plans
Pension Plan. We sponsor a defined benefit pension plan (the “Pension Plan”). The Pension Plan provides monthly retirement benefits based on a formula that takes into consideration the highest average annual compensation of a participant over a five consecutive year period and the participant’s years of service to the Company (including years of service to our former parent).
The Pension Plan is closed to new salaried employees. Mr. Camp is the only Named Executive Officer who is an active participant in the Pension Plan. Mr. Zerkle has a frozen benefit in the Pension Plan. We are required to make annual contributions that are determined actuarially as the amount needed to adequately fund future benefits to be paid out to participants.
For information regarding the benefits potentially payable to our Named Executive Officers under the Pension Plan, see the “Pension Benefits at September 30, 2009” table in Part III below.
Savings Plan. We maintain a tax-qualified defined contribution savings plan (the “Savings Plan”) in which substantially all of our employees, including the Named Executive Officers, are eligible to participate. Employees may contribute up to 40% of their compensation on a pre-tax basis to the Savings Plan. For those salaried participants who are not active participants in the Pension Plan, the Company matches their contributions in an amount equal to 50¢ on the dollar for their contributions up to 6% of their compensation. No matching contributions are made for employees who are active participants in the Pension Plan. Additionally, whether or not employees contribute to the Savings Plan, the Company provides an automatic Company contribution per pay period to the Savings Plan for all employees eligible to participate in an amount equal to 4% of their compensation if they are not active participants in the Pension Plan or 3% if they are active participants in the Pension Plan. All contributions by employees and the automatic Company contribution are fully vested immediately. The Company matching contributions do not vest until after three years of credited service; after that point Company matching contributions vest immediately when made.
For information regarding compensation paid to our Named Executive Officers under the Savings Plan, see footnote 6 to the Summary Compensation Table in Part III below.
Supplemental Executive Retirement Plan. We maintain and agree to pay future cash benefits under a Supplemental Executive Retirement Plan (the “SERP”) for certain of our executive officers who are selected to participate in the plan. All of our Named Executive Officers are participants in the SERP. The Compensation Committee can at any time choose to “freeze” the accrued benefits of a participant under the SERP and stop accruing additional benefits under the plan for that participant.
The SERP is an unfunded retirement benefit plan, and is not a tax qualified retirement plan under the Internal Revenue Code. No monies are actually “contributed” to the SERP by the Company to fund future benefit payouts. Under the SERP, future payout amounts are simply recorded in “accounts” set up for the participants to record the amounts the Company is obligated to pay them if and when they become entitled to payment of their accrued benefits. If a participant is ever terminated for “cause” (as such term is defined in the SERP), all benefits under the SERP are forfeited.

There are two components of the SERP — a defined contribution component (in which all Named Executive Officers participate) and a defined benefit component (in which only Mr. Camp participates). The SERP is designed to supplement the amount of retirement benefits that participants are entitled to receive from either or both of our Pension Plan and our Savings Plan. For tax qualified retirement plans, such as our Pension Plan and our Savings Plan, the Internal Revenue Code establishes various limitations that must be applied no matter what the terms of the plan might be. For example, the tax laws limit the maximum amount of annual benefits that can be paid to a participant under a defined benefit plan, limit the maximum amount that can be contributed for any particular year by or for a participant under a defined contribution plan, and limit the maximum amount of compensation that can be counted as earnings of the participant for purposes of calculating benefits or contributions under either type of plan. The application of these tax law limitations can result in a reduction in the amount of retirement benefits that would otherwise be payable to a participant under the terms of a tax qualified retirement plan. In general, the SERP is designed to pay benefits to a retiring participant that “make up” for any reduction in the benefits that would otherwise have been payable to the retiree under our Pension Plan, or a reduction in the contributions that the Company would have made for such retiree under the Savings Plan, on account of the application of those tax law limitations.
Under the defined contribution component, the SERP permits the Company to accrue an additional benefit amount equal to 3% of compensation for Mr. Camp and up to 4% of compensation for the other Named Executive Officers in the SERP each year. The Compensation Committee has also granted an additional 3% of compensation for Mr. Camp. The Compensation Committee selects which SERP participants, if any, shall receive this additional accrual each year. For this purpose, a participant’s compensation for a particular year is assumed to be an amount that uses the participant’s targeted STIC award.
For information concerning retirement benefits payable to certain of our Named Executive Officers under the SERP, see the table entitled “Pension Benefits at September 30, 2009” in Part III below.
Executive Deferred Compensation Program. Under our Executive Deferred Compensation Program certain executives, including the Named Executive Officers, who are chosen by the Compensation Committee may elect to defer all or a portion of their base salary, Short-Term Incentive Compensation, and certain other benefits, and elect to have them paid in a year or years later than when such amounts would otherwise be payable. As of September 30, 2009, none of the Named Executive Officers participate or have balances in the Executive Deferred Compensation Program.
Severance Benefits and Employment Agreements
We have entered into employment agreements with each of the Named Executive Officers. We believe that it is appropriate for our senior executives to have employment agreements because they provide certain contractual protections to us that we might not otherwise have, including provisions relating to not competing with us, not soliciting our employees, and maintaining the confidentiality of our proprietary information. Additionally, we believe that employment agreements are a useful tool in the recruiting and retention of senior-level executives.
The employment agreements of our Named Executive Officers are terminable by either party without “cause” on 60 days’ written notice, and are also terminable by us at any time (subject to certain cure rights) for “cause” as such term is defined in each employment agreement. The Named Executive Officers may also terminate their employment agreements for “good reason” as such term is defined in their agreements. If we terminate the employment of a Named Executive Officer without “cause” for doing so, or if a Named Executive Officer terminates his or her employment with “good reason” for doing so, then we are obligated to provide severance compensation in connection with such termination. No severance compensation is payable if we terminate with “cause” or the executive terminates without “good reason” or if the employment relationship is terminated on account of death or disability.

If the employment of a Named Executive Officer is terminated by us without cause or is terminated by the executive officer upon the occurrence, without the executive officer’s consent, of a good reason event, we are required to provide severance compensation to the Named Executive Officer as follows:
•	continuation of the executive officer’s base salary for twelve months, subject to required withholdings, which payments may need to be delayed for six months under certain provisions of the Internal Revenue Code;
•	continuation of group life and health coverage until the payment described above has been made; and
•	limited out-placement counseling.
The employment agreements also contain non-competition and non-solicitation agreements of the executive officers, which continue in effect generally for a period of two years after the termination of the Named Executive Officer’s employment.
For information regarding the severance benefits payable to our Named Executive Officers under their employment agreements, see the Potential Payments Upon Terminations tables under “Compensation of Named Executive Officers” in Part III below.
Change in Control Agreements
We believe that it is important that management of Hillenbrand be in a position to provide assessment and advice to the Company’s Board of Directors regarding any proposed business transaction without being unduly distracted by the uncertainties and risks created by such a proposed change in control. Accordingly, we have entered into Change in Control Agreements with each of our Named Executive Officers (as well as with other key executives) that provide severance compensation to them if their employment is terminated on account of or under certain circumstances following a change in the control of the Company. Severance compensation under our Change in Control Agreements is in lieu of severance compensation provided under the Named Executive Officers’ employment agreements or our Severance Plan.
The Change in Control Agreements provide for payment of specified benefits upon the termination of a Named Executive Officer’s employment (other than on account of death, disability, retirement, or “cause”) in anticipation of or within two years after the occurrence of a “Change in Control” (three years for Mr. Camp), or upon the executive’s termination of employment for “good reason” within two years after a Change in Control (three years for Mr. Camp). Additionally, Mr. Camp is entitled to severance benefits under his agreement if he voluntarily terminates his employment at any time within the period of one year plus thirty days after the occurrence of a Change in Control. The severance benefits to be provided upon a termination of employment under any of the above circumstances are:
•	a lump sum payment in cash equal to two times the executive’s annual base salary (three times for Mr. Camp);
•	continued health and medical insurance for the executive and his or her dependents, and continued life insurance coverage, for 24 months (36 months for Mr. Camp), with the right to purchase continued medical insurance (at COBRA rates) from the end of this period until the executive reaches Social Security retirement age;

•	a lump sum payment equal to twice (three times in the case of Mr. Camp) the amount of the additional amounts accrued during the last 12 months in the executive’s “defined contribution” accounts under the Company’s SERP; and
•	an increase to the defined benefit pension benefit otherwise payable to the executive under the Pension Plan and the SERP component related to the Pension Plan, calculated by giving the executive credit for two additional years of service.
In addition, upon a Change in Control, with respect to executives whose employment is not terminated prior to or at the time of the Change in Control, all outstanding stock options and stock awards will become fully vested, and the executives will be deemed to have earned and will be entitled to payment, within 30 days after the occurrence of the Change in Control, of the current year’s Short-Term Incentive Compensation to the extent such STIC would have been earned if all performance targets for the relevant period were achieved at the 100% level.
The Change in Control Agreements also provide that if the executive receives payments that would be subject to the excise tax on excess parachute payments imposed by Section 4999 of the Internal Revenue Code, the executive will be entitled to receive an additional “gross-up” payment in an amount necessary to put him or her in the same after-tax position as if such excise tax had not been imposed. However, with respect to all of the Named Executive Officers other than Mr. Camp, if the value of all “parachute payments” to the executive does not exceed 120% of the maximum “parachute payment” that could be paid to him or her without giving rise to the excise tax, the payments otherwise called for by the Change in Control Agreement will be reduced (or “cut back”) to the maximum amount which would not give rise to the excise tax.
Under the Change in Control Agreements, a “Change in Control” is defined generally as: (1) the acquisition of beneficial ownership of 35% or more of the voting power of all of our voting securities by a person or group other than members of the Hillenbrand Family; (2) the consummation of certain mergers or consolidations; (3) the failure of a majority of the members of our Board of Directors to consist of Current Directors (defined as any director on the date of the Change in Control Agreement and any director whose election was approved by a majority of the then Current Directors); (4) the consummation of a sale of substantially all of our assets; or (5) the date of approval by our shareholders of a plan of complete liquidation of our Company.
The amounts potentially payable to our Named Executive Officers in connection with a Change in Control are set forth in the tables under the heading “Potential Payments Upon Termination” in Part III: Executive Compensation Tables below.
Other Personal Benefits
In addition to the elements of compensation discussed above, we also provide our Named Executive Officers with various other benefits as described below. We provide these benefits in order to remain competitive with the market and believe that these benefits help us to attract and retain qualified executives.

Executive Financial Planning, Estate Planning, and Tax Preparation Service Program. Our Named Executive Officers are eligible for reimbursement of (a) financial and estate planning services, and (b) income tax preparation services. Reimbursement is approved for up to $5,000 per calendar year.
Executive Physical. We provide the Named Executive Officers with annual physicals. We cover 100% of the cost of this program. This program was developed to promote the physical well-being and health of our senior-level managers. We believe that this program is in the best long-term interest of our shareholders.
Other Benefits. Named Executive Officers also participate in other benefit plans that we fully or partially subsidize. Their participation is on the same terms as our other employees. Some of the more significant of these benefits include medical, dental, life, disability insurance, and vision insurance, as well as relocation reimbursement, tuition reimbursement, holiday, and vacation benefits. All Named Executive Officers participate in our group term life insurance program, which provides death benefit coverage of up to two times base salary or $500,000, whichever is less. In addition, our Named Executive Officers are eligible to participate in our optional supplemental group term life insurance program in which participants may purchase up to the lesser of five times their base annual salary or $600,000 of additional term life insurance at their own expense.

PART II: COMPENSATION COMMITTEE REPORT
Each member of the Compensation Committee of the Board of Directors of Hillenbrand, Inc. is “independent,” as that term is defined under (a) the New York Stock Exchange listing standards, (b) the non-employee director standards of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, (c) the outside director requirements of Section 162(m) of the Code, and (d) the Company’s Corporate Governance Standards. The Compensation Committee currently consists of Mark C. DeLuzio, James A. Henderson, Ray J. Hillenbrand, and F. Joseph Loughrey.
As a committee, our primary function is to ensure Hillenbrand’s executive compensation program is competitive so that the Company can attract and retain executive personnel, and performance-based so that the interests of its management are aligned with both the short-term and long-term interests of its shareholders. We engage an independent executive compensation consulting firm to assist us in our review of the Company’s executive and director compensation programs to ensure these programs are competitive and consistent with our stated objectives. The executive compensation consultant is retained by and is directly accountable to us and we generally approve all related fees paid to the executive compensation consultant. We have no interlocks or insider participation and we engage in annual self-evaluations to determine our effectiveness as a committee. We have adopted a charter, which may be found on Hillenbrand’s web site at www.hillenbrandinc.com.
Under Section 162(m) of the Internal Revenue Code, the Company is not able to deduct for federal income tax purposes annual compensation in excess of $1 million paid to certain employees, generally its Named Executive Officers. However, compensation that is “performance-based” is not subject to that deduction limitation. We believe that certain performance-based compensation paid pursuant to the Company’s Stock Incentive Plan and the Company’s Short-Term Incentive Compensation Plan for Key Executives is not subject to the deduction limit, but no assurances can be made in this regard. While the Compensation Committee generally intends to structure and administer executive compensation plans and arrangements so that they will not be subject to the deduction limit, the Compensation Committee may from time-to-time approve payments that cannot be deducted in order to maintain flexibility in structuring appropriate compensation programs in the interest of shareholders.
The Compensation Committee of the Board of Directors of Hillenbrand, Inc. has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management and, based upon this review and discussion, recommended to the Board of Directors that the preceding Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

James A. Henderson (Chairperson)
Mark C. DeLuzio
Ray J. Hillenbrand
F. Joseph Loughrey

PART III: EXECUTIVE COMPENSATION TABLES
Tabular Compensation Information
In the following pages we present numerous tables that set out various elements of compensation for our Named Executive Officers. No one table in and of itself presents the “total picture”; instead, you should review all the information carefully to understand the manner in which, and the amounts, our Named Executive Officers have been paid.
Compensation of Named Executive Officers
Summary Compensation Table
The following table summarizes the total compensation paid to or earned by each of the Named Executive Officers for the fiscal years ended September 30, 2009, 2008, and 2007. We have entered into employment agreements with each of the Named Executive Officers — see the “Severance Benefits and Employment Agreements” section of “Part I: Compensation Discussion and Analysis” for further discussion.
To understand all the numbers in the table below, you need to read the footnotes carefully, which explain the various assumptions and calculations that give rise to the dollar amounts in the tables. For example, you will note that in column (f) entitled “Option Awards,” the dollar amount under “Option Awards” is actually a calculation based on certain future assumptions about the Company’s performance. The actual amount ultimately paid to any executive, in particular, may be subject to significant change — up or down — based on whether the Company outperforms or underperforms the various metrics used in this methodology.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
Name and Principal					Option	Incentive Plan	Compensation	All Other
Position		Salary	Bonus	Stock Awards	Awards	Compensation	Earnings	Compensation	Total
(as of September 30, 2009)	Year	$(1)	$	$(2)	$(3)	$(4)	$(5)	$(6)	$

Kenneth A. Camp	2009	$669,315	$—	$1,484,275	$634,190	$440,000	$1,251,951	$75,464	$4,555,195
President and	2008	$543,198	$—	$1,253,685	$733,105	$400,000	$341,329	$65,735	$3,337,052
Chief Executive Officer	2007	$424,102	$—	$745,077	$279,017	$202,881	$338,345	$42,210	$2,031,632

Cynthia L. Lucchese	2009	$309,271	$—	$145,071	$103,164	$97,000	$—	$23,862	$678,368
Senior Vice President and	2008	$218,852	$—	$33,773	$52,037	$95,000	$—	$8,308	$407,970
Chief Financial Officer

Joe A. Raver	2009	$411,589	$—	$186,632	$104,249	$215,000	$—	$75,009	$992,479
Senior Vice President and President of Batesville Casket Company	2008	$115,847	$100,000	$15,972	$17,692	$70,000	$—	$17,061	$336,572

P. Douglas Wilson	2009	$257,726	$—	$119,295	$72,251	$103,000	$—	$28,788	$581,060
Senior Vice President	2008	$129,781	$—	$15,262	$22,186	$55,000	$—	$8,462	$230,691
Human Resources

John R. Zerkle	2009	$282,726	$—	$215,577	$163,525	$98,500	$3,179	$25,407	$788,914
Senior Vice President,	2008	$244,400	$25,000	$201,252	$71,419	$100,000	$—	$16,678	$658,749
General Counsel and Secretary	2007	$207,404	$—	$76,284	$37,776	$56,337	$22	$14,550	$392,373

(1)	The amounts indicated represent the dollar value of base salary earned during fiscal years 2009, 2008, and 2007 as applicable.

(2)	The amounts indicated represent the aggregate dollar amount of compensation expense related to time-based and performance-based deferred and restricted stock awards granted and recognized in our financial statements during fiscal years 2009, 2008, and 2007. The determination of this expense is based on the methodology set forth in Note 11 to our financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on November 24, 2009.

(3)	The amounts indicated represent the aggregate dollar amount of compensation expense related to stock option awards granted and recognized in our financial statements during fiscal years 2009, 2008, and 2007. The determination of this expense is based on the methodology set forth in Note 11 to our financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on November 24, 2009.

(4)	The amounts indicated represent cash awards earned for fiscal years 2009, 2008, and 2007 and paid in fiscal years 2010, 2009, and 2008 under our STIC Plan. See the “Annual Cash Incentives” section of the Compensation Discussion and Analysis.

(5)	Change in Pension Value and Nonqualified Deferred Compensation earned or allocated during the fiscal year ended September 30, 2009, is as follows:

	Change in	Above Market
	Actuarial Present	Nonqualified
	Value of	Deferred
	Accumulated	Compensation
Name	Pension Benefit (a)	Earnings (b)	Total

Kenneth A. Camp (c)	$1,251,951	$—	$1,251,951
Joe A. Raver	$—	$—	$—
Cynthia L. Lucchese	$—	$—	$—
P. Douglas Wilson	$—	$—	$—
John R. Zerkle	$3,179	$—	$3,179

(a)	See the Pension Benefits Table below for additional information, including present value assumptions used in this calculation.

(b)	SEC rules characterize earnings in excess of the “Applicable Federal Rate” as “above market” earnings and require the separate disclosure of those amounts. There were no above market earnings to be reported for fiscal 2009.

(c)	The pension benefit for Mr. Camp includes the effect of the supplemental benefits he may earn under the agreement dated March 15, 2006, and more fully described in footnote 4 to the Pension Benefits Table below.

(6)	Consists of Company provided contributions to the Savings Plan and the Savings Plan portion of the SERP. Also includes the incremental cost of other personal benefits such as relocation, financial planning, tax preparation, and spousal meals and travel. All Other Compensation earned or allocated during the fiscal year ended September 30, 2009, is as follows:

	Company Contribution		Other Personal
	401(K)	Supp 401(K)	Benefits	Total

Kenneth A. Camp	$3,919	$69,339	$2,206	$75,464
Joe A. Raver	$21,743	$34,277	$18,989	$75,009
Cynthia L. Lucchese	$15,532	$8,330	$—	$23,862
P. Douglas Wilson	$18,038	$5,600	$5,150	$28,788
John R. Zerkle	$17,885	$6,912	$610	$25,407
Grants of Plan-Based Awards for Fiscal Year Ended September 30, 2009
The following table summarizes the grants of plan-based awards to each of the Named Executive Officers for the fiscal year ended September 30, 2009.

(a)	(b)	(c)	(d)	(e)	(f)		(g)		(h)	(i)	(j)
					All
					Other		All Other
					Stock		Option
					Awards:		Awards:
					Number		Number			Closing
		Estimated Future Payouts Under			of		of		Exercise	Market	Grant Date
		Non-Equity Incentive Plan Awards (1)			Shares		Securities		or Base	Price on	Fair Value of
			Initial		of Stock		Underlying		Price of	Grant	Stock and
	Grant	Threshold	Target	Maximum	or Units		Options		Option Awards	Date	Option Awards
Name	Date	$	$	$	# (2)		# (3)		$/sh	$/sh	$ (4)

Kenneth A. Camp		$—	$602,308	$1,445,539
	12/18/2008						135,997		$14.89	$14.98	$539,949
	12/18/2008				101,997						$1,518,735

Joe A. Raver		$—	$308,654	$740,770
	12/18/2008						41,806		$14.89	$14.98	$165,982
	12/18/2008				31,354						$466,861

Cynthia L. Lucchese		$—	$154,615	$371,076
	12/18/2008						31,430		$14.89	$14.98	$124,787
	12/18/2008				23,572						$350,987

P. Douglas Wilson		—	$128,846	$309,230
	12/18/2008						28,569	(5)	$14.89	$14.98	$113,428
	12/18/2008				21,427	(5)					$319,048

John R. Zerkle		$—	$141,346	$339,230
	12/18/2008						36,209	(6)	$14.89	$14.98	$143,761
	12/18/2008				27,157	(6)					$404,368

(1)	The amounts indicated represent potential cash awards that could be paid under Hillenbrand’s STIC Plan. See “Annual Cash Incentives” section of the Compensation Discussion and Analysis for a discussion of this plan. See the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above for the actual amounts earned, which were paid in December 2009.

(2)	All restricted stock grants are held in escrow by the Company and are subject to vesting conditions based on the Company’s financial performance during the three fiscal year period 2009-2011. Dividends payable during that period will be accumulated, will be deemed to be reinvested in additional shares of stock as of the dividend payment date, and will be distributed in proportion to the number of underlying shares granted that vest and are distributed to the holder of the shares. The amounts in the table represent 100% achievement of the targeted increase in shareholder value. The vesting schedules for stock awards granted during the fiscal year 2009 are disclosed by individual Named Executive Officer in the footnotes in the following Outstanding Equity Awards table.

(3)	Options expire in ten years from date of grant and will vest for exercise purposes in equal increments during the first three years of the option life. Stock awards and options are granted to our Named Executive Officers at the discretion of the Compensation Committee.

(4)	The valuation of stock options and deferred stock shares are based on the methodology set forth in Note 11 to our financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on November 24, 2009.

(5)	Includes a one-time adjustment of 2,377 stock options and 1,783 target shares of restricted stock in excess of the guideline awarded to make up for below-guideline equity awards in effect for Mr. Wilson during the last half of fiscal year 2008.

(6)	Includes a one-time adjustment of 7,498 stock options and 5,624 target shares of restricted stock in excess of the guideline awarded to make up for below-guideline equity awards in effect for Mr. Zerkle during the last half of fiscal year 2008.

Outstanding Equity Awards at September 30, 2009
The following table summarizes the number and terms of stock option awards, time-based deferred stock share awards, and performance-based deferred stock share awards outstanding for each of the Named Executive Officers as of September 30, 2009.

	Option Awards						Stock Awards
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)		(j)
										Equity
										Incentive		Equity
										Plan		Incentive Plan
				Equity						Awards:		Awards:
				Incentive						Number of		Market or
				Plan Awards:					Market	Unearned		Payout Value
	Number of	Number of		Number of			Number of		Value of	Shares,		of Unearned
	Securities	Securities		Securities			Shares or		Shares or	Units or		Shares, Units
	Underlying	Underlying		Underlying			Units of		Units of	Other		or Other
	Unexercised	Unexercised		Unexercised	Option		Stock That		Stock That	Rights That		Rights That
	Options	Options		Unearned	Exercise	Option	Have Not		Have Not	Have Not		Have Not
	#	#		Options	Price	Expiration	Vested		Vested	Vested		Vested
Name	Exercisable	Unexercisable		#	$	Date	# (1)		$ (2)	# (3)		$ (1) (2)

Kenneth A. Camp	21,760				$20.84	1/15/2011
	21,760				$22.35	4/9/2011
	32,640				$23.03	11/9/2011
	19,584				$28.26	4/9/2012
	43,520				$21.82	12/4/2012
	43,520				$26.76	12/3/2013
	52,224				$25.54	12/15/2014
	43,520				$22.50	11/30/2015
	29,014	14,506	(4)		$26.61	11/30/2016
	14,507	29,013	(5)		$24.84	12/5/2017
	41,172	82,343	(6)		$21.05	4/1/2018
		135,997	(7)		$14.89	12/18/2018
							49,908	(8)	$1,016,626	105,270	(9)	$2,144,350

Cynthia L. Lucchese	12,012	24,023	(10)		$25.63	1/7/2018
		31,430	(7)		$14.89	12/18/2018
							9,624	(11)	$196,041	24,329	(12)	$495,575

Joe A. Raver	10,537	21,073	(13)		$22.15	6/16/2018
		41,806	(7)		$14.89	12/18/2018
							13,187	(14)	$268,619	32,361	(15)	$659,187

P. Douglas Wilson	8,269	16,537	(16)		$22.46	3/24/2018
		28,569	(7)		$14.89	12/18/2018
							6,933	(17)	$141,225	22,114	(18)	$450,462

John R. Zerkle	2,901				$25.54	12/15/2014
	6,382				$22.50	11/30/2015
	7,254	3,626	(4)		$26.61	11/30/2016
	4,788	9,574	(5)		$24.84	12/5/2017
		36,209	(7)		$14.89	12/18/2018
							4,674	(19)	$95,209	28,028	(20)	$570,930

(1)	Dividends paid on Hillenbrand common stock will be deemed to have been paid with regard to the deferred stock shares awarded and deemed to be reinvested in Hillenbrand common stock at the market value on the date of such dividend, and will be paid in additional shares on the distribution date of the underlying award. Generally, vesting is contingent upon continued employment. In the case of retirement, death, or disability, vesting may be accelerated for options and deferred stock awards held over one year from issue date of award. Performance-based deferred stock or restricted stock shares will vest pro-rata in the case of retirement, death, disability, termination without cause, and termination with good reason.

(2)	Value is based on the closing price of Hillenbrand common stock of $20.37 on September 30, 2009, as reported on the New York Stock Exchange.

(3)	Performance-based restricted stock shares are held in escrow by the Company and are subject to vesting conditions based on the Company’s financial performance during a three fiscal year period. The amounts in the table represent 100% achievement of the targeted increase in shareholder value.

(4)	The options were granted on November 30, 2006. Remaining unexercisable options vested 100% on November 30, 2009.

(5)	The options were granted on December 5, 2007. Remaining unexercisable options vested 50% on December 5, 2009, and will fully vest on December 5, 2010.

(6)	The options were granted on April 1, 2008. Remaining unexercisable options will vest 50% each on April 1, 2010 and 2011, respectively.

(7)	The options were granted on December 18, 2008. Remaining unexercisable options vested 33-1/3% on December 18, 2009, and will vest 33-1/3% each on December 18, 2010 and 2011, respectively.

(8)	Mr. Camp was awarded the following deferred stock shares:

	Deferred Stock
Award Date	Shares Awarded	Vesting Schedule
December 5, 2007	8,705	Award vested 20% on December 6, 2009, and will vest 25%, 25%, and 30% on December 6, 2010, 2011, and 2012, respectively.

April 1, 2008	7,316	Award will vest 20%, 25%, 25%, and 30% on April 2, 2010, 2011, 2012, and 2013, respectively.

April 29, 2008	30,879	Award will vest 25%, 25%, and 50% on April 30, 2010, 2011, and 2013, respectively.

(9)	Mr. Camp was awarded the following performance-based restricted stock shares (representing 100% achievement of the targeted increase in shareholder value):

	Restricted Stock
Award Date	Shares Awarded	Vesting Schedule
December 18, 2008	101,997	Award will vest 100% on September 30, 2011, based on achievement of the targeted increase in shareholder value.

(10)	The options were granted on January 7, 2008. Remaining unexercisable options will vest 50% each on January 7, 2010 and 2011, respectively.

(11)	Ms. Lucchese was awarded the following deferred stock shares:

	Deferred Stock
Award Date	Shares Awarded	Vesting Schedule
January 7, 2008	9,009	Award will vest 20%, 25%, 25%, and 30% on January 8, 2010, 2011, 2012, and 2013, respectively.

(12)	Ms. Lucchese was awarded the following performance-based restricted stock shares (representing 100% achievement of the targeted increase in shareholder value):

	Restricted Stock
Award Date	Shares Awarded	Vesting Schedule
December 18, 2008	23,572	Award will vest 100% on September 30, 2011, based on achievement of the targeted increase in shareholder value.

(13)	The options were granted on June 16, 2008. Remaining unexercisable options will vest 50% each on June 16, 2010, and 2011, respectively.

(14)	Mr. Raver was awarded the following deferred stock shares:

	Deferred Stock
Award Date	Shares Awarded	Vesting Schedule
June 16, 2008	12,418	Award will vest 20%, 25%, 25%, and 30% on June 17, 2010, 2011, 2012, and 2013, respectively.
(15)	Mr. Raver was awarded the following performance-based restricted stock shares (representing 100% achievement of the targeted increase in shareholder value):

	Restricted Stock
Award Date	Shares Awarded	Vesting Schedule
December 18, 2008	31,354	Award will vest 100% on September 30, 2011, based on achievement of the targeted increase in shareholder value.

(16)	The options were granted on March 24, 2008. Remaining unexercisable options will vest 50% each on March 24, 2010 and 2011, respectively.

(17)	Mr. Wilson was awarded the following deferred stock shares:

	Deferred Stock
Award Date	Shares Awarded	Vesting Schedule
March 24, 2008	6,529	Award will vest 20%, 25%, 25%, and 30% on March 25, 2010, 2011, 2012, and 2013, respectively.

(18)	Mr. Wilson was awarded the following performance-based restricted stock shares (representing 100% achievement of the targeted increase in shareholder value):

	Restricted Stock
Award Date	Shares Awarded	Vesting Schedule
December 18, 2008	21,427	Award will vest 100% on September 30, 2011, based on achievement of the targeted increase in shareholder value.

(19)	Mr. Zerkle was awarded the following deferred stock shares:

	Deferred Stock
Award Date	Shares Awarded	Vesting Schedule
December 5, 2007	4,353	Award vested 20% on December 6, 2009, and will vest 25%, 25%, and 30% on December 6, 2010, 2011, and 2012, respectively.

(20)	Mr. Zerkle was awarded the following performance-based restricted stock shares (representing 100% achievement of the targeted increase in shareholder value):

	Restricted Stock
Award Date	Shares Awarded	Vesting Schedule
December 18, 2008	27,157	Award will vest 100% on September 30, 2011, based on achievement of the targeted increase in shareholder value.
Option Exercises and Stock Vested For Fiscal Year Ended September 30, 2009
The following table summarizes the number of stock option awards exercised and the value realized upon exercise during the fiscal year ended September 30, 2009, for the Named Executive Officers.

(a)	(b)	(c)
	Options Awards
	Number of Shares Acquired
	on Exercise	Value Realized on Exercise
Name	#	$(1)

Kenneth A. Camp	5,440	$28,452
	21,760	$70,502

(1)	Based upon the difference between the price of Hillenbrand common stock on the New York Stock Exchange at the time of exercise and the exercise price for the stock options exercised.

Pension Benefits at September 30, 2009
The following table quantifies the pension benefits expected to be paid from the Hillenbrand, Inc. Pension Plan (“Pension Plan”) and the Hillenbrand, Inc. Supplemental Executive Retirement Plan (“SERP”).

(a)	(b)	(c)	(d)	(e)
		Number of	Present Value	Payments
		Years Credited	of Accumulated	During Last
		Service	Benefit	Fiscal Year
Name	Plan Name(1)(2)	#	$(3)	$

Kenneth A. Camp (4)	Pension Plan	28	$918,320	$—
	SERP	30	$2,962,304	$—

John R. Zerkle (5)	Pension Plan	1	$9,331	$—
(1)	The Pension Plan covers officers of Former Hillenbrand and other employees. Contributions to the Pension Plan by Former Hillenbrand are made on an actuarial basis, and no specific contributions are determined or set aside for any individual. Effective June 30, 2003, the Pension Plan was closed to new participants. Existing participants, effective January 1, 2004, were given the choice of remaining in the Pension Plan and continuing to earn credit service or of freezing their accumulated benefit as of January 1, 2004, and of participating in an enhanced defined contribution savings plan. Benefits under the Pension Plan are not subject to deductions for Social Security or other offset amounts. Employees, including officers of Former Hillenbrand, who retire under the Pension Plan, receive fixed benefits calculated by means of a formula that takes into account the highest average annual calendar year eligible compensation earned over five consecutive years and the employee’s years of service.

The Pension Plan permits participants with 5 or more years of credited service to retire as early as age 55 but with a reduction in the amount of their monthly benefit. The reduction is one quarter of 1% for each month the actual retirement date precedes the participant’s normal retirement date at age 65 up to a maximum of 30%.

(2)	The Company maintains the Pension Plan portion of the SERP to provide additional retirement benefits to certain employees selected by the Compensation Committee of the Company whose retirement benefits under the Pension Plan are reduced, curtailed, or otherwise limited as a result of certain limitations under the Internal Revenue Code. The additional retirement benefits provided by the SERP are for certain Pension Plan participants chosen by the Compensation Committee, in an amount equal to the benefits under the Pension Plan which are so reduced, curtailed, or limited by reason of the application of such limitation. “Compensation” under the SERP means the corresponding definition of compensation under the Pension Plan plus a percentage of a participant’s eligible compensation as determined under the Company’s Short-Term Incentive Compensation Program. The retirement benefit to be paid under the SERP is from the general assets of the Company, and such benefits are generally payable at the time and in the manner benefits are payable under the Pension Plan.

(3)	This column represents the total discounted value of the monthly single life annuity benefit earned as of September 30, 2009, assuming the executive leaves Hillenbrand at this date and retires at age 65. The present value is not the monthly or annual lifetime benefit that would be paid to the executive. Further explanation of the valuation method and assumptions is included in Note 7 to our financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on November 24, 2009.

(4)	We have agreed to provide supplemental benefits to Mr. Camp under the SERP. The agreement provides that if Mr. Camp remains employed by us through March 16, 2010, and his employment is not thereafter terminated for “cause” (as defined in the employment agreement between us and Mr. Camp), then for benefit calculation purposes under the SERP, Mr. Camp will be credited with an additional four years of service earned under the Pension Plan portion of the SERP (in addition to the years of service Mr. Camp otherwise would earn under the SERP during such period). Also under this agreement, if prior to March 16, 2010:
(i)	Mr. Camp’s employment with us is terminated after March 16, 2007, due to disability or death,

(ii)	Mr. Camp’s employment with us is terminated after March 16, 2007, without “cause” (as defined in Mr. Camp’s employment agreement) or by Mr. Camp for “good reason” (as defined in Mr. Camp’s employment agreement),

(iii)	a “change in control” of the Company occurs, or

(iv)	a sale, transfer, or disposition of substantially all of our assets or capital stock occurs, then Mr. Camp will be credited with one additional year of service under the Pension Plan portion of the SERP for each full year worked during the four-year period ending March 16, 2010 (in addition to the years of service Mr. Camp otherwise would earn under the SERP during such period).

(5)	Mr. Zerkle has one year credited service in the Pension Plan, in which his accumulated benefit was frozen as of January 1, 2004. Mr. Zerkle participates in the Savings Plan and has accumulated six years of vested service in the Savings Plan.
Nonqualified Deferred Compensation for Fiscal Year Ending September 30, 2009

(a)	(b)	(c)	(d)	(e)	(f)
	Executive	Company	Aggregate		Aggregate
	Contributions in	Contributions in	Earnings in	Aggregate	Balance at
	Last Fiscal	Last Fiscal	Last Fiscal	Withdrawals/	Last Fiscal
	Year	Year	Year	Distributions	Year End
Name	$	$(1)	$	$	$(2)

Kenneth A. Camp	$—	$69,339	$8,772	$—	$296,417
Joe A. Raver	$—	$34,277	$852	$—	$43,408
Cynthia L. Lucchese	$—	$8,330	$68	$—	$8,398
P. Douglas Wilson	$—	$5,600	$46	$—	$5,646
John R. Zerkle	$—	$6,912	$57	$—	$6,969

(1)	Hillenbrand maintains the Savings Plan portion of SERP to provide additional retirement benefits to certain employees selected by the Compensation Committee or the Chief Executive Officer of Hillenbrand whose retirement benefits under the Savings Plan are reduced, curtailed, or otherwise limited as a result of certain limitations under the Internal Revenue Code. The additional retirement benefits provided by the SERP are for certain Savings Plan participants chosen by the Compensation Committee, in an amount equal to the benefits under the Savings Plan which are so reduced, curtailed, or limited by reason of the application of such limitation. Additionally, certain participants in the SERP who are selected by the Compensation Committee may annually accrue an additional benefit of a certain percentage of such participant’s compensation (as defined below) for such year (the current percentage is three), and the amount of the retirement benefits shall equal the sum of such annual accruals plus additional earnings based on the monthly prime rate in effect from time-to-time or at other rates determined by the Compensation Committee.

“Compensation” under the SERP means the corresponding definition of compensation under the Savings Plan plus a percentage of a participant’s eligible compensation as determined under Hillenbrand’s Short-Term Incentive Compensation Program. Amounts reported here are also reported as Supplemental 401(k) and Supplemental Retirement in the Summary Compensation Table under the column entitled “All Other Compensation” and further disclosed in footnote 6 thereto. A lump sum cash payment is available to the participant within one year of retirement or termination of employment. In the alternative a participant may defer receipt by electing a stream of equal annual payments for up to 15 years.

(2)	The following amounts represent employer contributions and above market earnings that have been reported as compensation in the Summary Compensation Table in fiscal year 2009 and previous fiscal years.

Name	2009	2008	2007

Kenneth A. Camp	$69,339	$54,145	$40,770
Joe A. Raver	$34,277	$8,225	$—
Cynthia L. Lucchese	$8,330	$—	$—
P. Douglas Wilson	$5,600	$—	$—
John R. Zerkle	$6,912	$—	$—
Potential Payments Upon Termination
The following tables present the benefits that would be received by each of the Named Executive Officers in the event of a hypothetical termination as of September 30, 2009. For information regarding definitions of termination events included in the employment agreements, see “Part I: Compensation Discussion and Analysis – Severance Benefits and Employment Agreements” above.
Kenneth A. Camp

		Accelerated	Continuance of
	Salary & Other	Vesting of	Health &
Event	Cash Payments	Stock Awards (1)	Welfare Benefits	Total

Permanent Disability	$1,228,027	$2,446,193	$8,563	$3,682,783
Death	$970,990	$2,446,193	$4,044	$3,421,227
Termination without Cause	$1,145,990	$714,783	$8,563	$1,869,336
Resignation with Good Reason	$1,145,990	$714,783	$8,563	$1,869,336
Termination for Cause	$51,784	$—	$—	$51,784
Resignation without Good Reason	$51,784	$—	$—	$51,784
Retirement	$470,990	$2,446,193	$—	$2,917,183
Change in Control (see table below)
Joe A. Raver

		Accelerated
		Vesting of	Continuance of
	Salary & Other	Stock Awards	Health &
Event	Cash Payments	(1)	Welfare Benefits	Total

Permanent Disability	$2,779,086	$708,077	$12,697	$3,499,860
Death	$730,742	$708,077	$6,756	$1,445,575
Termination without Cause	$645,742	$219,729	$12,697	$878,168
Resignation with Good Reason	$645,742	$219,729	$12,697	$878,168
Termination for Cause	$15,919	$—	$—	$15,919
Resignation without Good Reason	$15,919	$—	$—	$15,919
Retirement	$15,919	$—	$—	$15,919
Change in Control (see table below)

Cynthia L. Lucchese

		Accelerated
		Vesting of	Continuance of
	Salary & Other	Stock Awards	Health &
Event	Cash Payments	(1)	Welfare Benefits	Total

Permanent Disability	$2,276,605	$526,424	$12,697	$2,815,726
Death	$619,580	$526,424	$6,756	$1,152,760
Termination without Cause	$431,580	$165,192	$12,697	$609,469
Resignation with Good Reason	$431,580	$165,192	$12,697	$609,469
Termination for Cause	$11,968	$—	$—	$11,968
Resignation without Good Reason	$11,968	$—	$—	$11,968
Retirement	$11,968	$—	$—	$11,968
Change in Control (see table below)
P. Douglas Wilson

		Accelerated
		Vesting of	Continuance of
	Salary & Other	Stock Awards	Health &
Event	Cash Payments	(1)	Welfare Benefits	Total

Permanent Disability	$1,285,338	$441,533	$12,793	$1,739,664
Death	$599,650	$441,533	$7,042	$1,048,225
Termination without Cause	$359,650	$150,154	$12,793	$522,597
Resignation with Good Reason	$359,650	$150,154	$12,793	$522,597
Termination for Cause	$9,973	$—	$—	$9,973
Resignation without Good Reason	$9,973	$—	$—	$9,973
Retirement	$9,973	$—	$—	$9,973
Change in Control (see table below)
John R. Zerkle

		Accelerated
		Vesting of	Continuance of
	Salary & Other	Stock Awards	Health &
Event	Cash Payments	(1)	Welfare Benefits	Total

Permanent Disability	$1,626,532	$475,829	$8,563	$2,110,924
Death	$614,775	$475,829	$4,044	$1,094,648
Termination without Cause	$399,775	$190,310	$8,563	$598,648
Resignation with Good Reason	$399,775	$190,310	$8,563	$598,648
Termination for Cause	$16,398	$—	$—	$16,398
Resignation without Good Reason	$16,398	$—	$—	$16,398
Retirement	$16,398	$—	$—	$16,398
Change in Control (see table below)

(1)	The accelerated vesting value of the performance-based restricted stock shares is based on 100% achievement of the targeted shareholder value increase and the closing stock price on September 30, 2009. However, the actual value that would be realized would be based on the actual Company achievement of the targeted shareholder value increase at the end of the measurement period and the stock price on September 30, 2011, which are unknown at this time.

Change in Control Benefits
We have change in control agreements with the Named Executive Officers in the following table. For a discussion of their change in control agreements generally, see “Change in Control Agreements” under “Part I: Compensation Discussion and Analysis.” The benefits potentially payable under those agreements are set forth in the following table.
Change in Control Benefits

						Accelerated Vesting of Stock-Based
						Awards (1)
			Continuance
			of Health &						Tax
			Welfare		Retirement				Gross-
		Incentive	and		Savings		Restricted	Performance-	Up /
		Compensation	Vacation	Pension	Plan	Stock	Stock	Based	Cutback
Name	Salary	(1)	Benefits	Benefits	Benefit	Options	Awards	Awards	(2)	Total

Kenneth A. Camp (3)	$2,025,000	$602,308	$77,473	$1,993,623	$234,333	$745,264	$1,016,626	$2,144,350	$3,153,297	$11,992,274

Joe A. Raver (4)	$830,000	$308,654	$41,313	$—	$88,862	$229,097	$268,619	$659,187	$865,964	$3,291,696

Cynthia L. Lucchese	$624,000	$154,615	$37,362	$—	$20,395	$172,236	$196,041	$495,575	$510,999	$2,211,223

P. Douglas Wilson	$520,000	$128,846	$35,559	$—	$13,710	$156,558	$141,225	$450,462	$458,715	$1,905,075

John R. Zerkle	$570,000	$141,346	$33,525	$—	$13,936	$198,425	$95,209	$570,930	$(203,589)	$1,419,782

(1)	Generally, benefits payable upon a Change in Control of the Company are payable under a “double trigger” provision to our Named Executive Officers (a) whose employment is terminated under certain specified circumstances (such as by the Company without “cause” for doing so), and (b) either in anticipation of, or within a set period of time after the occurrence of, the Change in Control transaction. However, there are two benefits that are payable under a “single trigger” provision to our Named Executive Officers who remain employed for any period of time after the Change in Control, regardless of whether or not they are later terminated. For those Named Executive Officers, all of their unvested equity awards become fully vested upon the occurrence of the transaction. In addition, they become entitled to payment of their Short-Term Incentive Compensation bonus for the fiscal year in which the Change in Control occurred within 30 days after the transaction resulting in the Change in Control is consummated, payable in an amount based on the assumed 100% achievement by the Company of its financial performance objectives for that year under the STIC Plan.

(2)	Amounts reflected assume a termination of employment (the “double trigger” scenario).

(3)	As noted under the Change in Control Agreements section, Mr. Camp is entitled to the same severance benefits under his agreement if he voluntarily terminates his employment at any time within the period of one year plus thirty days after the occurrence of a Change in Control.

(4)	Amount shown is applicable if Mr. Raver’s employment is terminated in connection with a Change in Control. In the event of a Change in Control without termination of employment, a $149,083 “cut-back” in benefits would be made under Mr. Raver’s Change in Control agreement under the “single trigger” scenario in order to avoid the application of the “golden parachute” excise tax provisions of the federal tax code to Mr. Raver’s benefits as provided under that agreement.

COMPENSATION OF DIRECTORS
The following table sets forth the compensation paid to our non-employee directors in the fiscal year ended September 30, 2009. The Company uses a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on its Board. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill-level required for members of the Board. Directors who are also employees of the Company receive no additional remuneration for services as a director. Of the Company’s current Board members, only Mr. Camp is a salaried employee of the Company. All other directors receive separate compensation for Board service.
Director Compensation for the Fiscal Year Ended September 30, 2009

(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)
					Change in
					Pension Value
					and
	Fees				Nonqualified
	Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
	in Cash	Awards	Awards	Compensation	Earnings	Compensation
Name	$(1)	$(2) (3) (7)	$(3)	$	$(4)	$(5)		Total

Ray J. Hillenbrand – Chairperson	$155,838	$89,983	$—	$—	$—	$148		$245,969

William J. Cernugel	$59,771	$89,983	$—	$—	$—	$234		$149,988

Mark C. DeLuzio	$63,678	$89,983	$—	$—	$—	$234		$153,895

James A. Henderson	$68,263	$89,983	$—	$—	$—	$150		$158,396

W August Hillenbrand	$53,011	$89,983	$—	$—	$—	$888,111	(6)	$1,031,105

Thomas H. Johnson	$59,771	$89,983	$—	$—	$—	$234		$149,988

F. Joseph Loughrey	$27,806	$89,983	$—	$—	$—	$146		$117,935

Eduardo R. Menascé	$69,737	$89,983	$—	$—	$—	$234		$159,954

Stuart A. Taylor, II	$66,831	$89,983	$—	$—	$—	$234		$157,048

(1)	Prior to February 11, 2009, directors received an annual retainer of $25,000 for their service as directors, together with a $3,500 fee for each Board meeting attended. The Chairperson of the Board of Directors’ annual retainer was $150,000. For any Board meeting lasting longer than one day, each director who attended received $1,000 for each additional day. Directors who attended a Board meeting or standing committee meeting by telephone received 50% of the usual meeting fee. Each director who was a member of the Nominating/Corporate Governance, Audit, or Compensation and Management Development Committees received a fee of $1,500 for each committee meeting attended. The Chairpersons of the Audit, Compensation and Management Development, and Nominating/Corporate Governance Committees received an additional $10,000, $8,000, and $7,000 annual retainer, respectively. Directors who attended meetings of committees of which they were not members received no fees for their attendance. Effective February 11, 2009, the Board of Directors and the Compensation Committee approved and implemented a new payment structure for the directors. Under the new payment plan, directors receive an annual retainer of $50,000 for their service as directors. The Chairperson receives an annual retainer of $120,000. Chairpersons of the Audit, Nominating/Corporate Governance, and Compensation and Management Development committees receive an annual retainer of $10,000. Additionally, members of certain non-permanent committees may receive additional retainers as determined by the Board. Directors receive no additional per meeting fee for Board or committee meeting attendance.

(2)	Each director is awarded on the first trading day following the close of each Annual Meeting of the Company’s shareholders deferred stock shares (otherwise known as restricted stock units) under the Company’s Stock Incentive Plan. Prior to February 11, 2009, each director was awarded 1,800 deferred stock shares. Effective February 11, 2009, each director receives an annual grant of restricted stock units based on a value of approximately $90,000 (rounded down to whole shares). The stock is valued using the average of the high and low sales prices on the date of grant. A new director receives a pro-rata portion of the annual award representing the time served during the fiscal year of joining the Board of Directors. Delivery of shares underlying such deferred stock shares occurs on the later to occur of one year and one day from the date of the grant or the six-month anniversary of the date that the applicable director ceases to be a member of the Board of Directors of the Company. Prior to February 11, 2009, the Chairperson of the Board of Directors was awarded an annual grant of 3,500 deferred stock shares. Effective February 11, 2009, the Chairperson of the Board of Directors receives the same annual grant of restricted stock units as the other members of the Board of Directors. Dividends paid on the Company common stock will be deemed to have been paid with regard to the deferred stock shares awarded and deemed to be reinvested in Company common stock at the market value on the date of such dividend, and will be paid in additional shares on the distribution date of the underlying award.

(3)	As of September 30, 2009, the aggregate numbers of directors’ deferred stock awards and option awards outstanding were as follows:

	Vested
	Deferred Stock	Exercisable
	Awards	Option Awards
Name	#	#

Ray J. Hillenbrand – Chairperson	35,581	—
William J. Cernugel	5,902	—
Mark C. DeLuzio	10,931	—
James A. Henderson	5,902	—
W August Hillenbrand	15,994	72,000
Thomas H. Johnson	5,902	—
F. Joseph Loughrey	4,947	—
Eduardo R. Menascé	12,876	—
Stuart A. Taylor, II	6,922	—

(4)	Consists of above market nonqualified deferred compensation earnings (none for fiscal 2009). Members of the Board of Directors, who are not employees, may participate in the Hillenbrand, Inc. Board of Directors Deferred Compensation Plan in which members may elect to defer receipt of fees earned. Upon election, the participant may invest fees earned in either a cash investment which bears interest at a prime rate in effect from time-to-time or at other rates determined by the Company, or common stock to be paid at the end of the deferral period.

(5)	Consists of pension benefits, incremental cost of aircraft usage, security expenses, Company paid life insurance, and other personal benefits provided by the Company. All Other Compensation earned or allocated during the fiscal year ended September 30, 2009, is as follows:

		Company
		Paid		Pers. Asst.
	Aircraft	Life	Supp DB	Sal. &
Name	Usage (a)	Insurance (b)	Pension	Benefits	Misc. Benefits	Total

Ray J. Hillenbrand – Chairperson	$—	$148	$—	$—	$—	$148
William J. Cernugel	$—	$234	$—	$—	$—	$234
Mark C. DeLuzio	$—	$234	$—	$—	$—	$234
James A. Henderson	$—	$150	$—	$—	$—	$150
W August Hillenbrand (6)	$74,362	$294,363	$411,171	$77,044	$31,171	$888,111
Thomas H. Johnson	$—	$234	$—	$—	$—	$234
F. Joseph Loughrey	$—	$146	$—	$—	$—	$146
Eduardo R. Menascé	$—	$234	$—	$—	$—	$234
Stuart A. Taylor, II	$—	$234	$—	$—	$—	$234
(a)	The Company does not charge for the personal use of its aircraft, but it does report amounts related to such use as taxable income to the Internal Revenue Service. The value of the use of Company aircraft disclosed in the Director Compensation Table is based upon the incremental cost per flight hour to the Company and not the values reported to the Internal Revenue Service.

(b)	The value of Company provided term life insurance is the value of net premiums paid and not the values reported to the Internal Revenue Service. Participation in the life insurance program is voluntary and may be declined.

(6)	Under an agreement made by our former parent corporation that we have assumed, W August Hillenbrand is entitled to receive a package of benefits from the Company for his lifetime, including payment of life and health insurance premiums which are grossed up for tax purposes, reimbursement of medical expenses not covered by insurance, security services (up to $20,000 annually), an office, a secretary, reimbursement of miscellaneous expenses, supplemental pension fund benefit payments, and limited use of the Company’s corporate aircraft for personal purposes on the same basis as the Company’s Chief Executive Officer. During the fiscal year ended September 30, 2009, these benefits aggregated $887,877. Additionally, during fiscal year 2009 the Company paid $234 for Company provided term life insurance.

(7)	On February 11, 2009, 4,794 deferred stock shares with a fair value of $89,983 were granted.
EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information concerning the Company’s equity compensation plans as of September 30, 2009:

Number of securities
remaining available for
	Number of securities to	Weighted-average	issuance under equity
	be issued upon exercise	exercise price of	compensation plans
	of outstanding options,	outstanding options,	(excluding securities
	warrants and rights	warrants and rights ($)	reflected in column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	3,049,511	$15.576	1,410,535

AUDIT COMMITTEE REPORT
The Audit Committee of the Board of Directors (the “Committee”) is composed of three directors, each of whom is independent under SEC Rule 10A-3 and the New York Stock Exchange listing standards. The Committee operates under a written charter adopted by the Board of Directors, a copy of which can be accessed at www.hillenbrandinc.com/CorpGov_overview.htm.
Management is responsible for the Company’s internal controls, financial reporting process, and compliance with laws and regulations and ethical business standards. The independent registered public accounting firm is responsible for performing an integrated audit of the Company’s consolidated financial statements and its internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (PCAOB) and the issuance of a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
In this regard, the Committee meets separately at most regular committee meetings with management and with the Company’s outside independent registered public accounting firm. The Committee has the authority to conduct or authorize investigations into any matters within the scope of its responsibilities and the authority to retain such outside counsel, experts, and other advisors as it determines appropriate to assist it in the conduct of any such investigation. In addition, the Committee approves, subject to shareholder ratification, the appointment of the Company’s outside independent registered public accounting firm and pre-approves all audit and non-audit services to be performed by the firm.
In this context, the Committee has reviewed and discussed the fiscal 2009 consolidated financial statements with management and PricewaterhouseCoopers LLP (“PwC”), the Company’s current independent registered accounting firm. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. PwC discussed with the Committee matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by SAS No. 90 Audit Committee Communications. Management and the independent registered public accounting firm also made presentations to the Committee throughout the year on specific topics of interest, including: (i) current developments and best practices for audit committees; (ii) updates on the substantive requirements of the Sarbanes-Oxley Act of 2002, including management’s responsibility for assessing the effectiveness of internal control over financial reporting; (iii) key elements of anti-fraud programs and controls; (iv) transparency of corporate financial reporting; (v) the Company’s critical accounting policies; (vi) the applicability of several new and proposed accounting releases; and (vii) numerous SEC accounting developments.
PwC also provided to the Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee regarding independence. PwC informed the Audit Committee that it was independent with respect to the Company within the meaning of the securities acts administered by the SEC and the requirements of the Independence Standards Board, and PwC discussed with the Committee that firm’s independence with respect to the Company. In addition, the Committee considered whether non-audit consulting services provided by the auditors’ firm could impair the auditors’ independence and concluded that such services have not impaired the auditors’ independence.

Based upon the Committee’s discussions with management and PwC and the Committee’s review of the representations of management and the report of PwC to the Committee, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2009.
In addition, the Committee has discussed with the Chief Executive Officer and the Chief Financial Officer of the Company the certifications required to be given by such officers in connection with the Company’s Annual Report on Form 10-K pursuant to the Sarbanes-Oxley Act of 2002 and SEC rules adopted thereunder, including the subject matter of such certifications and the procedures followed by such officers and other management in connection with the giving of such certifications.
Submitted by the Audit Committee,
Eduardo R. Menascé (Chairperson)
William J. Cernugel
Thomas H. Johnson
Stuart A. Taylor, II

PROPOSAL NO. 2 — APPROVAL OF THE HILLENBRAND, INC.
STOCK INCENTIVE PLAN (As of February 24, 2010)
The Company currently has in effect the Hillenbrand, Inc. Stock Incentive Plan (As of December 19, 2008) (the “Current Plan”), the features of which are as described in the Compensation Discussion and Analysis section of this proxy statement. Awards have been made under the Current Plan as described in such Compensation Discussion and Analysis section and as reported in various tables in “Part III: Executive Compensation Tables” of this proxy statement.
The total number of shares of the Company’s Common Stock that are potentially eligible for issuance under the Current Plan is 4,635,436 shares. After deducting shares issued and outstanding awards through December 17, 2009, 382,588 shares remain for potential issuance under the Current Plan.
The Board of Directors of the Company has determined that the remaining shares under the Current Plan are likely to be insufficient for additional awards to be made under the Current Plan prior to the 2011 Annual Meeting of the Company’s shareholders. The Board and its Compensation Committee regularly review the equity overhang and manage the number of annual awards in administering the Current Plan. Equity overhang represents all stock incentives granted and available for future grant under plans as a percentage of outstanding shares (plus shares that could be issued pursuant to plans). Annual awards represent the sum of option awards, restricted stock awards, deferred stock awards, and bonus stock awards vesting in a year as a percentage of outstanding shares at the end of the year. In considering the amendments to the Current Plan, the Board reviewed both the equity overhang and the rate of annual awards and determined that both are reasonable. Accordingly, the Board, at its meeting on December 2, 2009, did re-adopt, subject to shareholder approval at this 2010 Annual Meeting, the Current Plan in the revised form attached as Appendix A and entitled “Hillenbrand, Inc. Stock Incentive Plan (As of February 24, 2010)” (the “Amended Plan”).
If approved by the shareholders, the Amended Plan would differ from the Current Plan as follows:
1) Increase in Total Number of Shares Authorized for Issuance Under the Plan
The Amended Plan would increase the total number of shares of the Company’s Common Stock issuable under the Amended Plan from the 4,635,436 shares authorized under the Current Plan to 8,635,436 shares (an increase of 4,000,000 shares). The Board anticipates that this increase in the available shares under the Plan will provide a sufficient number of shares for equity awards made from the present until at least the 2013 Annual Meeting.
2) Designation of Number of Authorized Shares Available for Issuance as Incentive Options under the Plan
The Current Plan does not fix a maximum number of shares under the plan that can be issued as Incentive Options. No Incentive Options have been issued under the Current Plan. The Amended Plan would designate 1,500,000 shares as the maximum number of shares as to which Incentive Options could be granted under the Amended Plan. All other provisions relating to Incentive Options in the Amended Plan, including the definition of such term, remain unchanged by the proposed amendments.

3) Elimination of Option and SAR Repricing Unless Approved by Shareholders
The Current Plan permits the plan administrator to reprice or substitute other awards (including cash) for “underwater” Stock Options or Stock Appreciation Rights (those having an exercise or grant price that is above the current price of the Company’s Common Stock). The Amended Plan prohibits the taking of any of those actions without first obtaining shareholder approval to do so.
Shareholder Approval Required
Under applicable New York Stock Exchange (“NYSE”) rules and by terms contained within the Plan, shareholder approval is required to approve any increase in the number of shares available for issuance under the Plan and for certain other material revisions to the Plan. In addition, stockholder approval is required for a company to (i) grant Incentive Options to employees under Section 422 of the Internal Revenue Code, and (ii) ensure that certain compensation can be eligible for an exemption from the limits on tax deductibility imposed by Section 162(m) of the Internal Revenue Code (“Section 162(m)”). Section 162(m) limits the deductibility of certain compensation paid to individuals who are, at the end of the tax year in which the company would otherwise claim its tax deduction, the company’s chief executive officer and its other three highest-paid executive officers other than the chief financial officer.
The Board believes that awards of performance-based equity compensation under the Current Plan (and under the Amended Plan after it is approved by the shareholders) are essential to enable us to attract and retain talented executive and managerial employees, and provides a powerful incentive for the award recipients to use their best efforts to achieve the financial goals established by the Board in order to enhance shareholder value.
Price of Company Common Stock
As of December 17, 2009, the closing price of the Company’s Common Stock as reported by the NYSE was $18.80.
The Amended Plan
The following is a summary of the principal provisions of the Amended Plan, as proposed for approval of the shareholders. The full text of the Amended Plan, as proposed, is attached as Appendix A.
Plan Limits
In addition to the limitations on the total number of shares of the Company’s Common Stock issuable under the Amended Plan and the total number of shares available for issuance as Incentive Options under the Amended Plan, the Amended Plan imposed sub-limits on the number of shares of Common Stock that may be issued under the Amended Plan. In order to comply with the exemption from Section 162(m) relating to performance-based compensation, the Amended Plan provides that, subject to certain exceptions, no employee may be granted Stock Options and/or Stock Appreciation Rights for more than 400,000 shares in any fiscal year, and no employee shall be granted Restricted Stock, Deferred Stock, and/or Bonus Stock awards for more than 200,000 shares in any fiscal year, subject to adjustment.

Eligibility
All employees and directors of the Company and its subsidiaries are eligible to receive equity awards under the Amended Plan, except that Incentive Options may be granted only to employees. The Compensation Committee is authorized to make awards to our employees as selected in its discretion, and the Board has authority to make awards to directors who are not also employees of the Company.
Administration
The Compensation Committee has the authority and responsibility to administer the Amended Plan, except for awards to non-employee directors which are administered by the Board. The Compensation Committee consists solely of members intended to be “non-employee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, “outside directors” under regulations promulgated under Section 162(m), and “independent directors” under the NYSE rules. The Administrator may exercise broad discretionary authority in the administration of the Amended Plan including the authority to determine the treatment of awards upon an employee’s retirement, disability, death, termination for cause or other termination of employment, or during a leave of absence. In addition, the Compensation Committee is authorized to delegate some or all of its administrative duties to one or more of its members or to one or more employees or agents of the Company.
Amendments and Termination
The Amended Plan is of unlimited duration, except that no Incentive Option may be granted more than ten years after the 2010 Amended Plan was adopted by the Board. The Amended Plan may be terminated at any time by the Board, in its sole discretion, and the Board may also amend the Amended Plan at any time, provided that shareholder approval is required for any amendment to the extent necessary to comply with the rules or applicable laws or regulations or the requirements of the NYSE or any other stock exchange on which the Common Stock is listed or traded. Currently, the NYSE rules would require shareholder approval for a material revision of the Amended Plan, which would generally include a material increase in the number of shares available under the Amended Plan, a material extension of the term of the Amended Plan, an expansion of the class of participants eligible to participate in the Amended Plan, an expansion of the types of awards provided under the Amended Plan, a material change in the method of determining the exercise price of stock options, and the deletion or limitation of the provision of the Amended Plan prohibiting re-pricing of stock options and Stock Appreciation Rights.
Types of Awards
Five different types of equity awards may be made under the Amended Plan, which awards may be free-standing or granted in tandem. They are as follows:
Stock Options. Stock Options entitle the holder of the options to elect to purchase up to a specified number of shares of the Company’s Common Stock at a specified price (the exercise price). The exercise price cannot be less than the fair market value of the Common Stock when the options are granted. Under the Amended Plan, Stock Options may be Incentive Options or Non-Qualified Stock Options. No Incentive Stock Options may be exercised more than 10 years from the date of grant.

The option price for Stock Options is payable at the time of exercise in any of the methods, to the extent permitted by the Compensation Committee: (i) cash, (ii) delivery of unrestricted shares of Common Stock owned by the Optionee for at least six months; and have a value at the time of exercise equal to the option price, (iii) broker-assisted cashless exercise, (iv) any other manner permitted by law by net-exercise, or (v) any combination of the foregoing.
Stock Appreciation Rights. A Stock Appreciation Right entitles the holder to receive, for each share as to which the award is granted, payment of an amount, in cash, in shares of Common Stock, or in a combination, as determined by the Committee, equal in value to the excess of the fair market value of a share of the Company’s Common Stock on the date of exercise over the fair market value of a share of Common Stock on the day such Stock Appreciation Right was granted.
Restricted Stock. Restricted Stock means shares of the Company’s Common Stock that are actually issued to the recipient of the award, but the recipient has no right to sell them, pledge them, or otherwise transfer any interest in them until it is determined in the future how many shares the recipient is entitled to retain, free of such restrictions, and how many shares must be forfeited back to the Company.
Deferred Stock. An award of Deferred Stock is a promise by the Company to issue up to a fixed number of shares of Common Stock to the award recipient at some point in the future, with the number of such shares that are actually issued and the number of shares that are forfeited being determined by the conditions attached to the award by the Administrator. Except as provided by the Compensation Committee, Deferred Stock awards that are unvested at the time the holder’s employment or other relationship with the Company is terminated will be forfeited.
Bonus Stock. Bonus Stock means unrestricted shares of the Company’s Common Stock that are issued to an award recipient at no cost to the recipient or at a discount for its fair market value.
Vesting and Forfeiture of Awards
The exercisability of stock options, and the vesting or forfeiture of all other equity awards under the Amended Plan, may be conditioned in any manner that the Administrator chooses. For example, time-based equity awards may be granted with the condition that they will become earned (vested) ratably over a period of years as long as the recipient remains employed during the period prior to becoming vested. Performance-based equity awards may be granted with the condition that they will become earned (vested) or be forfeited in accordance with the Company’s attainment of specified financial or other performance objectives. The Amended Plan grants broad discretion to the Administrator to determine the terms and conditions applicable to awards made under the plan.
Transferability of Certain Awards
Unless otherwise provided by the Compensation Committee, Stock Options and Stock Appreciation Rights granted under the Amended Plan will not be transferable by a participant other than by will or the laws of descent and distribution and Deferred Stock awards may not be sold, assigned, transferred, pledged, or otherwise encumbered during the Deferral Period (as defined in the Amended Plan).

Dividends
The Administrator has discretion to either permit or deny the holder of an award of shares under the Amended Plan the right to dividends (or a cash equivalent for shares not actually issued).
Change in Control
Unless an award is granted with contrary provisions, a Change in Control of the Company will result in the immediate full vesting of all shares under outstanding awards under the Amended Plan.
Waiver of Conditions
The authority of the Administrator under the Amended Plan includes the right to waive the satisfaction of any or all conditions in an award as to the vesting of the shares awarded.
Federal Income Tax Consequences
The following discussion is limited to a summary of the U.S. federal income tax consequences of the grant, exercise, and vesting of awards under the Amended Plan. The tax consequences of awards may vary according to country of participation. Also, the tax consequences of the grant, exercise, or vesting of awards may vary depending upon the particular circumstances, and it should be noted that income tax laws, regulations, and interpretations change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local, and foreign tax laws.
Tax Consequences to Participants
Non-Qualified Options. In general, (i) a participant will not recognize income at the time a non-qualified stock option is granted; (ii) a participant will recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price paid for the shares; and (iii) at the time of sale of shares acquired pursuant to the exercise of the non-qualified option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.
Incentive Stock Options. A participant will not recognize income at the time an Incentive Option is granted or exercised. However, the excess of the fair market value of the shares on the date of exercise over the option price paid may constitute a preference item for the alternative minimum tax. If shares are issued to the Optionee pursuant to the exercise of an Incentive Option, and if no disqualifying disposition of such shares is made by such Optionee within two years after the date of the grant or within one year after the issuance of such shares to the Optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the Optionee as a long-term capital gain and any loss sustained will be a long-term capital loss. If shares acquired upon the exercise of an Incentive Option are disposed of prior to the expiration of either holding period described above, the Optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares as of the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Stock Appreciation Rights. A participant will not recognize income upon the grant of Stock Appreciation Rights. The participant generally will recognize ordinary income when the Stock Appreciation Rights are exercised in an amount equal to the cash and the fair market value of any unrestricted shares received on the exercise.
Restricted Stock. A participant will not be subject to tax until the shares of Restricted Stock are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Internal Revenue Code. At that time, the participant will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the participant for such restricted shares). However, a participant who so elects under Section 83(b) of the Internal Revenue Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the restrictions) over the purchase price, if any, of such restricted shares. Any appreciation (or depreciation) realized upon a later disposition of such shares will be treated as long-term or short-term capital gain depending upon how long the shares have been held. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to forfeiture and transfer restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.
Deferred Stock. A participant will not recognize income upon the grant of a Deferred Stock award. Upon payment of the awards, the participant generally will recognize ordinary income in an amount equal to the cash and the fair market value of any unrestricted shares received.
Bonus Stock. A participant will recognize ordinary income upon the grant of a Bonus Stock award equal to the fair market value of the unrestricted shares received by the participant.
Dividends or Dividend Equivalents. Any dividend or dividend equivalents awarded with respect to awards granted under the Amended Plan and paid in cash or unrestricted shares will be taxed to the participant at ordinary income rates when such cash or unrestricted shares are received by the participant.
Section 409A. The Amended Plan permits the grant of various types of awards that may or may not be exempt from Section 409A of the Internal Revenue Code. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the award could be subject to tax at an earlier time than described above and could be subject to additional taxes and penalties. All awards granted under the Amended Plan will be designed either to be exempt from, or to comply with the requirements of, Section 409A.

Tax Consequences to the Company
To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided that, among other things, the income (i) meets the test of reasonableness, is an ordinary and necessary business expense, and is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code; and (ii) is not disallowed by the $1.0 million limitation on executive compensation under Section 162(m).
New Plan Benefits
No benefits or amounts have been granted, awarded, or received under the Amended Plan. Future awards under the Amended Plan will be granted by the Compensation Committee, in its discretion, and the amount of any such awards to the Company’s employees and directors is not currently determinable.
The Board of Directors has approved the Hillenbrand, Inc. Stock Incentive Plan (As of February 24, 2010) (the “Amended Plan”) and recommends that the shareholders vote FOR the approval of the Amended Plan.

PROPOSAL NO. 3 — RATIFICATION OF APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Subject to shareholder ratification, the Audit Committee of the Board of Directors of the Company has appointed the firm of PricewaterhouseCoopers LLP (“PwC”), certified public accountants, as the independent registered public accounting firm to make an examination of the consolidated financial statements of the Company for its fiscal year ending September 30, 2010. PwC served as the independent registered public accounting firm of the Company for the fiscal year ended September 30, 2009. A representative of PwC will be present at the Annual Meeting with an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
The Board of Directors, at the request of the Audit Committee, is recommending the ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year 2010.
The affirmative vote of a majority in voting power of the votes cast on the proposal is required for approval of this proposal. Abstentions and broker non-votes are not counted as votes cast, and therefore do not affect the outcome of the proposal.
If the appointment is not ratified by a majority of the votes cast, the adverse vote will be considered as an indication to the Audit Committee that it should consider selecting another independent registered public accounting firm for the following fiscal year. Given the difficulty and expense of making any substitution of independent registered public accounting firms after the beginning of the current fiscal year, it is contemplated that the appointment for the fiscal year 2010 will stand unless the Audit Committee finds other good reason to make a change.
Principal Accountant Fees and Services
The Audit Committee has adopted a policy requiring that all services from the outside independent registered public accounting firm must be pre-approved by the Audit Committee or its delegate (Chairperson) and has adopted guidelines that non-audit related services, including tax consulting, tax compliance, and tax preparation fees, should not exceed the total of audit and audit-related fees. During the fiscal year ended September 30, 2009, PwC’s fees for non-audit related services fell within these guidelines.

	2009	2008	2007

Audit Fees (1)	$601,500	$1,869,650	$1,257,457
Audit-Related Fees (2)	$212,000	$265,200	$147,202
Tax Fees (3)	$15,980	$25,000	$1,300
All Other Fees (4)	$101,500	$1,500	$1,500

Total	$930,980	$2,161,350	$1,407,459

(1)	Audit Fees services include: (i) the audit of the financial statements included in our Form 10-K annual report and Form 10; (ii) reviews of the interim financial statements included in our quarterly reports on Form 10-Q; and (iii) our allocation of audit fees paid by our former parent corporation for fiscal years 2007 and 2008.

(2)	Audit-Related Fees services include: (i) consultations on the application of accounting standards; (ii) statutory audits of certain subsidiary operations of the Company outside the United States; and (iii) out-of-pocket expenses.

(3)	Tax fees include income tax consultations regarding Treasury Regulation Section 1.1502-13 in fiscal year 2008 and posting of certain tax information in fiscal year 2007.

(4)	All Other Fees includes (i) acquisition readiness consultation in fiscal year 2009, and (ii) a subscription to PwC’s accounting research tool.
The Board of Directors recommends that the shareholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Under Section 16(a) of the Securities Exchange Act of 1934, the Company’s directors, certain of its officers, and any person holding more than 10% of the Company’s common stock are required to file with the SEC initial reports of ownership and reports of changes in ownership of common stock of the Company. The Company is required to report in this proxy statement any failure to file or late filing occurring during the fiscal year ended September 30, 2009. Based solely on a review of filings furnished to the Company and other information from reporting persons, the Company believes that all of these filing requirements were satisfied by its directors, officers, and 10% beneficial owners.
January 6, 2010

APPENDIX A
HILLENBRAND, INC.
STOCK INCENTIVE PLAN

(As of February 24, 2010)
R E C I T A L S
WHEREAS, in accordance with that certain Distribution Agreement (as defined below), Hillenbrand Industries, Inc. (re-named Hill-Rom Holdings, Inc. and hereinafter referred to in these recitals as “RemainCo” or “Hill-Rom Holdings, Inc.”) has distributed its entire ownership interest in Batesville Holdings, Inc. (re-named Hillenbrand, Inc. and hereinafter referred to in these recitals as “SpinCo” or “Hillenbrand, Inc.”) through a pro-rata distribution of all of the outstanding shares of SpinCo common stock then owned by RemainCo to the holders of RemainCo common stock (“Distribution”); and
WHEREAS, RemainCo and SpinCo have entered into that certain Employee Matters Agreement (as defined below) for the purpose of continuing benefits for the pre-Distribution directors, employees and consultants of RemainCo and its subsidiaries; and
WHEREAS, in accordance with Section 2.5 of the Employee Matters Agreement, SpinCo did adopt and implement a Stock Incentive Plan with features that are comparable to the Hillenbrand Industries, Inc. Stock Incentive Plan, as amended, to be effective as of the date of the consummation of the transactions contemplated by the Distribution Agreement; and
WHEREAS, the Board of Directors of Hillenbrand, Inc. (the “Company”) previously determined that certain revisions to the Stock Incentive Plan as previously adopted were desirable for the purpose of making the provisions of the Stock Incentive Plan compliant with Section 409A of the Internal Revenue Code of 1986, as amended, and did adopt the Stock Incentive Plan (As of December 19, 2008) to amend, restate, supersede and replace the form of the Stock Incentive Plan previously adopted; and
WHEREAS, the Board of Directors of the Company has determined that it is in the best interest of the Company and its shareholders to increase the total number of shares of the Common Stock of the Company that can potentially be issued under the Stock Incentive Plan from 4,635,436 shares to 8,635,436 shares, an increase of 4,000,000 shares; and
WHEREAS, the Board of Directors of the Company has, subject to shareholder approval of the Stock Incentive Plan, re-adopted the Stock Incentive Plan (As of February 24, 2010) in the form that follows to amend, restate, supersede, and replace the form thereof previously adopted (when approved by the shareholders of the Company), for purposes of increasing the total number of shares of Common Stock of the Company that can be issued under the Plan as stated above and making certain other amendments thereto.

SECTION 1. Purpose and Types of Awards
1.1 The purposes of the Hillenbrand, Inc. Stock Incentive Plan (the “Plan”) are to enable Hillenbrand, Inc. (the “Company”) to attract, retain and reward its employees, officers and directors, and strengthen the mutuality of interests between such persons and the Company’s shareholders by offering such persons an equity interest in the Company and thereby enabling them to participate in the long-term success and growth of the Company.
1.2 Awards under the Plan may be in the form of (i) Stock Options; (ii) Stock Appreciation Rights; (iii) Restricted Stock; (iv) Deferred Stock; and/or (v) Bonus Stock. Awards may be free-standing or granted in tandem. If two awards are granted in tandem, the award holder may exercise (or otherwise receive the benefit of) one award only to the extent he or she relinquishes the tandem award.
SECTION 2. Definitions
“Board” shall mean the Board of Directors of the Company.
“Bonus Stock” shall mean an award described in Section 10 of the Plan.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time-to-time.
“Committee” shall mean the committee of independent (in accordance with Section 162(m) of the Code) directors of the Board designated by the Board to administer the Plan, or if no committee is designated, and in any case with respect to awards to non-employee directors, the entire Board.
“Common Stock” shall mean the common stock of the Company, without par value.
“Company” shall mean Hillenbrand, Inc. and its successors.
“Deferred Stock” shall mean an award described in Section 9 of the Plan and also known as Restricted Stock Units.
“Distribution” shall have the meaning set forth in the recitals.
“Distribution Agreement” shall mean the Distribution Agreement by and between Hillenbrand Industries, Inc. and Batesville Holdings, Inc. dated effective as of March 14, 2008.
“Effective Date” shall mean the date of the consummation of the transactions contemplated by the Distribution Agreement.
“Effective Time” shall mean the occurrence of the consummation of the transaction contemplated by the Distribution Agreement.

“Employee” shall mean an employee of the Company or of any Subsidiary of the Company.
“Employee Matters Agreement” shall mean the Employee Matters Agreement by and between Hillenbrand Industries, Inc. and Batesville Holdings, Inc. dated effective as of March 31, 2008.
“Fair Market Value” of the Common Stock on any date shall mean the value determined in good faith by the Committee, by formula or other method consistent with the determination of fair market value under Code Section 409A and its interpretive regulations; provided, however, that unless the Committee determines to use a different measure, the fair market value of the Common Stock shall be the average of the high and the low sales prices of the Common Stock (on such exchange or market as is determined by the Board to be the primary market for the Common Stock) on the date in question (or if shares of Common Stock were not traded on such date, then on the next preceding trading day on which a sale of Common Stock occurred).
“Hillenbrand Industries Common Stock” shall have the meaning set forth in Section 5.3.
“Hillenbrand Industries Deferred Stock” shall have the meaning set forth in Section 5.3.
“Hillenbrand Industries Options” shall have the meaning set forth in Section 5.3.
“Hillenbrand Industries Stock Incentive Plan” shall mean the Hillenbrand Industries, Inc. Stock Incentive Plan, as amended, which is in effect immediately prior to the Effective Time.
“Incentive Option” shall mean a Stock Option granted under the Plan which both is designated as an Incentive Option and qualifies as an incentive stock option within the meaning of Section 422 of the Code.
“Non-Employee Director” shall mean a director of the Company who is not employed by the Company or any of its Subsidiaries.
“Non-Qualified Option” shall mean a Stock Option granted under the Plan, which either is designated as a Non-Qualified Option or does not qualify as an incentive stock option within the meaning of Section 422 of the Code.
“Optionee” shall mean any person who has been granted a Stock Option under the Plan or who is otherwise entitled to exercise a Stock Option.
“Option Period” shall mean, with respect to any portion of a Stock Option, the period after such portion has become exercisable and before it has expired or terminated.
“Plan” shall mean the Hillenbrand, Inc. Stock Incentive Plan.

“Prior Plans” shall mean the Hillenbrand Industries, Inc. 1996 Stock Option Plan and the Hillenbrand Industries Stock Incentive Plan.
“Relationship” shall mean the status of employee, officer, or director of the Company or any Subsidiary of the Company.
“Restricted Stock” shall mean an award described in Section 8 of the Plan.
“Spinoff Awards” shall have the meaning set forth in Section 5.5.
“Spinoff Deferred Stock” shall have the meaning set forth in Section 5.3.
“Spinoff Options” shall have the meaning set forth in Section 5.3.
“Stock Appreciation Right” shall mean an award described in Section 7 of the Plan.
“Stock Option” shall mean an Incentive Option or a Non-Qualified Option, and, unless the context requires otherwise, shall include Director Options.
“Subsidiary” shall mean any corporation, partnership, joint venture or other entity in which the Company owns, directly or indirectly, more than 50% of the ownership interests.
SECTION 3. Administration
3.1 The Plan shall be administered by the Committee. Notwithstanding anything to the contrary contained herein, only the Board shall have authority to grant awards to Non-Employee Directors and to amend and interpret such awards.
3.2 The Committee shall have the authority and discretion with respect to awards under the Plan to take the following actions, if consistent with Section 15.7 of the Plan and subject to the conditions of Section 3.2A of the Plan: to grant and amend (provided, however, that no amendment shall impair the rights of the award holder without his or her written consent) awards to eligible persons under the Plan; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; to interpret the terms and provisions of the Plan and any award granted under the Plan; and to make all factual and other determinations necessary or advisable for the administration of the Plan. In particular, and without limiting its authority and powers, the Committee shall have the authority and discretion:
(a) to select the persons to whom awards will be granted from among those eligible;
(b) to determine the number of shares of Common Stock to be covered by each award granted hereunder subject to the limitations contained herein;
(c) to determine the terms and conditions of any award granted hereunder, including, but not limited to, any vesting or other restrictions based on such continued employment, performance objectives and such other factors as the Committee may establish, and to determine whether the terms and conditions of the award have been satisfied;

(d) to determine the treatment of awards upon an Employee’s retirement, disability, death, termination for cause or other termination of employment, or during a leave of absence or upon a Non-Employee Director’s termination of Relationship as allowed by law;
(e) to determine, in establishing the terms of the award agreement, that the award holder has no rights with respect to any dividends declared with respect to any shares covered by an award or that amounts equal to the amount of any dividends declared with respect to the number of shares covered by an award (i) will be paid to the award holder currently, or (ii) will be deferred and deemed to be reinvested, or (iii) will otherwise be credited to the award holder;
(f) to amend the terms of any award, prospectively or retroactively; provided, however, that no amendment shall impair the rights of the award holder without his or her written consent;
(g) after considering any accounting impact to the Company, as well as any applicable provisions of Code Sections 409A and 422, to substitute new Stock Options for previously granted Stock Options, or for options granted under other plans or agreements, in each case including previously granted options having higher option prices;
(h) to determine the Fair Market Value of the Common Stock on a given date;
(i) after considering any accounting impact to the Company, to provide that the shares of Common Stock received as a result of an award shall be subject to a right of repurchase by the Company and/or a right of first refusal, in each case subject to such terms and conditions as the Committee may specify;
(j) to adopt one or more sub-plans, consistent with the Plan, containing such provisions as may be necessary or desirable to enable awards under the Plan to comply with the laws of other jurisdictions and/or qualify for preferred tax treatment under such laws; and
(k) to delegate such administrative duties as it may deem advisable to one or more of its members or to one or more Employees or agents.
3.2A Notwithstanding anything in this Plan to the contrary, no “underwater” Stock Options or Stock Appreciation Rights shall be (a) directly repriced, (b) exchanged for the grant of a new or different type of award, or (c) bought out (cashed out), without in any such case first obtaining the approval of the shareholders of the Company to the taking of such action. For purposes of this Plan, a Stock Option or a Stock Appreciation Right is “underwater” at any time when the then current Fair Market Value of a share of Common Stock is less than the per share exercise price or grant price of the Stock Option or Stock Appreciation Right.

3.3 The Committee shall have the right to designate awards as “Performance Awards.” The grant or vesting of a Performance Award shall be subject to the achievement of performance objectives established by the Committee based on one or more of the following criteria, in each case applied to the Company on a consolidated basis and/or to a business unit and which the Committee may use as an absolute measure, as a measure of improvement relative to prior performance, or as a measure of comparable performance relative to a peer group of companies: sales, operating profits, operating profits before taxes, operating profits before interest expense and taxes, net earnings, earnings per share, return on equity, return on assets, return on invested capital, total shareholder return, cash flow, debt to equity ratio, market share, stock price, economic value added, and market value added.
3.4 All determinations and interpretations made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and award holders. Determinations by the Committee under the Plan relating to the form, amount, and terms and conditions of awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.
3.5 The Committee shall act by a majority of its members at a meeting (present in person or by conference telephone) or by majority written consent.
3.6 No member of the Board or the Committee, nor any officer or Employee of the Company or its Subsidiaries acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan or any award hereunder. The Company shall indemnify all members of the Board and the Committee and all such officers and Employees acting on their behalf, to the extent permitted by law, from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons’ duties, responsibilities and obligations under the Plan.
SECTION 4. Stock Subject to Plan
4.1 Subject to adjustment as provided in Section 4.4, the total number of shares of Common Stock which may be issued under the Plan shall be 8,635,436, and the total number of shares which may be issued as Incentive Options shall be 1,500,000. Such shares may consist of authorized but unissued shares or shares that have been issued and reacquired by the Company. The exercise of a Stock Appreciation Right for cash or the payment of any award in cash shall not count against this share limit.
4.2 To the extent a Stock Option is surrendered for cash or terminates without having been exercised, or an award terminates without the holder having received payment of the award, or shares awarded are forfeited, the shares subject to such award shall again be available for distribution in connection with future awards under the Plan other than Incentive Options. Shares of Common Stock equal in number to the shares surrendered in payment of the option price, and shares of Common Stock which are withheld in order to satisfy federal, state or local tax liability shall count against the share limit set forth in Section 4.1.

4.3 No Employee shall be granted Stock Options and/or Stock Appreciation Rights with respect to more than 400,000 shares of Common Stock in any fiscal year, and no Employee shall be granted Restricted Stock, Deferred Stock and/or Bonus Stock awards with respect to more than 200,000 shares of Common Stock in any fiscal year, subject to adjustment as provided in Section 4.4. Notwithstanding the foregoing, any Spinoff Awards (as defined in Section 5.3) shall not count against the foregoing fiscal year award limits.
4.4 In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, stock dividend, stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Common Stock such that an adjustment is determined by the Board in its discretion to be appropriate, after considering any accounting impact to the Company, in order to prevent dilution or enlargement of benefits under the Plan, then the Board shall, in such a manner as it may in its discretion deem equitable, adjust any or all of (i) the aggregate number and kind of shares reserved for issuance under the Plan, and (ii) the number and kind of shares as to which awards may be granted to any individual in any fiscal year. In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, stock dividend, stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure affecting the Common Stock subject to an outstanding award, the number and kind of shares of Common Stock or other securities which are subject to this Plan or subject to any awards theretofore granted, and the exercise prices, shall be appropriately and equitably adjusted by the Board so as to maintain the proportionate number of shares or other securities without changing the aggregate exercise price, if any.
In addition, upon the dissolution or liquidation of the Company or upon any reorganization, merger, or consolidation as a result of which the Company is not the surviving corporation (or survives as a wholly-owned subsidiary of another corporation), or upon a sale of substantially all the assets of the Company, the Board may, after considering any accounting impact to the Company, take such action as it in its discretion deems appropriate to (i) accelerate the time when awards vest and/or may be exercised and/or may be paid, (ii) cash out outstanding Stock Options and/or other awards at or immediately prior to the date of such event, (iii) provide for the assumption of outstanding Stock Options or other awards by surviving, successor or transferee corporations, (iv) provide that in lieu of shares of Common Stock of Company, the award recipient shall be entitled to receive the consideration he would have received in such transaction in exchange for such shares of Common Stock (or the Fair Market Value thereof in cash), and/or (v) provide that Stock Options shall be exercisable for a period of at least 10 business days from the date of receipt of a notice from the Company of such proposed event, following the expiration of which period any unexercised Stock Options shall terminate.
The Board shall exercise its discretion under this Section 4.4 only to the extent consistent with Section 15.7 of the Plan. The Board’s determination as to which adjustments shall be made under this Section 4.4 and the extent thereof shall be final, binding and conclusive.
4.5 No fractional shares shall be issued or delivered under the Plan. The Committee shall determine whether the value of fractional shares shall be paid in cash or other property, or whether such fractional shares and any rights thereto shall be cancelled without payment.

SECTION 5. Eligibility and Spinoff Awards
5.1 The persons who are eligible for awards under Sections 6, 7, 8, 9, and 10 of the Plan are Employees, officers and directors of the Company or of any Subsidiary of the Company. In addition, awards under such Sections may be granted to prospective Employees, officers, or directors but such awards shall not become effective until the recipient’s commencement of employment or service with the Company or a Subsidiary. Incentive Options may be granted only to Employees and prospective Employees. Award recipients under the Plan shall be selected from time-to-time by the Committee, in its sole discretion, from among those eligible.
5.2 Non-Employee Directors shall be granted awards under Section 12 in addition to any awards which may be granted to them under other Sections of the Plan.
5.3 In connection with the Distribution and except as provided below, Stock Options to purchase Common Stock (“Spinoff Options”) are granted as of the Effective Time in accordance with the terms of the Employee Matters Agreement to holders of options (“Hillenbrand Industries Options”) to purchase shares of common stock, no par value, of Hillenbrand Industries, Inc. (“Hillenbrand Industries Common Stock”) under the Prior Plans. The Spinoff Options granted to such holders shall be under the same terms as the corresponding options to purchase Hillenbrand Industries Common Stock held by such holders, including the rate at which the options vest and the expiration date of such options, provided that the number of shares of Common Stock under the Spinoff Options and the exercise prices of the Spinoff Options compared to their Hillenbrand Industries Option counterparts will reflect the Distribution in the manner set forth in the Employee Matters Agreement. In addition and except as provided below, Deferred Stock awards (“Spinoff Deferred Stock”) are granted as of the Effective Time in accordance with the terms of the Employee Matters Agreement to holders of deferred stock relating to Hillenbrand Industries Common Stock (“Hillenbrand Industries Deferred Stock”) under the Hillenbrand Industries Stock Incentive Plan. The Spinoff Deferred Stock awards granted to such holders shall be under the same terms as the corresponding deferred stock relating to Hillenbrand Industries Common Stock held by such holders, including the rate at which the awards vest, provided that the number of shares of Common Stock under the Spinoff Deferred Stock awards compared to their Hillenbrand Industries Deferred Stock counterparts will reflect the Distribution in the manner set forth in the Employee Matters Agreement. It is intended that all grants of Spinoff Options and Spinoff Deferred Stock described in this paragraph satisfy the requirements of Section 424 of the Code, to the extent applicable, and avoid treatment as nonqualified deferred compensation subject to Section 409A of the Code. For purposes of this Section 5.3, a director of Hillenbrand Industries, Inc., who will not be a director of the Company after the Effective Time, and an employee of Hillenbrand Industries, Inc. or its Subsidiaries, who will not be an employee of the Company or its Subsidiaries after the Effective Time, shall not be treated as a holder of Hillenbrand Industries Options and/or Hillenbrand Industries Deferred Stock, even though he or she may be such a holder prior to the Effective Time and shall not be entitled to Spinoff Options and Spinoff Deferred Stock hereunder as set forth above. Notwithstanding anything herein to the contrary and except for Spinoff Option agreements and Spinoff Deferred Stock agreements for the individuals who are receiving Spinoff Options and Spinoff Deferred Stock pursuant to Section 7.1(c) and/or Sections 7.2(c) or (d), respectively, of the Employee Matters Agreement, all other Spinoff Option agreements and Deferred Stock agreements for the grants of Spinoff Options and Spinoff Deferred Stock as set forth in this Section 5.3 shall provide that as of the Effective Time, the corresponding Hillenbrand Industries Options and Hillenbrand Industries Deferred Stock are cancelled and shall have no further force or effect.

5.4 In connection with the Distribution, Spinoff Deferred Stock is granted as of the Effective Time in accordance with Section 7.2(d) of the Employee Matters Agreement to holders of Hillenbrand Industries Deferred Stock who have made an election to defer payment of the Hillenbrand Industries Deferred Stock pursuant to and under the Hillenbrand Industries Stock Incentive Plan. The Spinoff Deferred Stock Awards granted to such holders shall be under the same terms as the corresponding Hillenbrand Industries Deferred Stock held by such holders, provided that the number of shares of Common Stock under the Spinoff Deferred Stock awards compared to their Hillenbrand Industries Deferred Stock counterparts will reflect the Distribution in the manner set forth in the Employee Matters Agreement. It is intended that all grants of Spinoff Deferred Stock described in this paragraph satisfy the requirements of Section 424 of the Code, to the extent applicable, and avoid treatment as nonqualified deferred compensation subject to Section 409A of the Code.
5.5 Spinoff Options and Spinoff Deferred Stock granted pursuant to Sections 5.3 and 5.4 above shall be referred to collectively herein as “Spinoff Awards.”
SECTION 6. Stock Options
6.1 The Stock Options awarded to eligible persons under the Plan may be of two types: (i) Incentive Options, and (ii) Non-Qualified Options. To the extent that any Stock Option granted to an Employee does not qualify as an Incentive Option, it shall constitute a Non-Qualified Option. All Stock Options awarded to persons who are not Employees shall be Non-Qualified Options.
6.2 Subject to the following provisions, Stock Options awarded under Section 6 of the Plan shall be in such form and shall have such terms and conditions as the Committee may determine.
(a) Option Price. The option price per share of Common Stock purchasable under a Stock Option (other than a Spinoff Option) shall be determined by the Committee and may not be less than the Fair Market Value of the Common Stock on the date of the award of the Stock Option (or, with respect to awards to prospective Employees, on the first date of employment).
(b) Option Term. The term of each Stock Option shall be fixed by the Committee.
(c) Exercisability. Stock Options shall be exercisable and shall vest at such time or times and subject to such terms and conditions as shall be determined by the Committee. The Committee may impose different schedules for exercisability and vesting. After considering any accounting impact to the Company, the Committee may waive any exercise or vesting provisions or accelerate the exercisability or vesting of the Stock Option at any time in whole or in part.

(d) Method of Exercise. Stock Options may be exercised in whole or in part at any time during the Option Period by giving the Company notice of exercise in the form approved by the Committee (which may be written or electronic) specifying the number of whole shares to be purchased, accompanied by payment of the aggregate option price for such shares. Payment of the option price shall be made in such manner as the Committee may provide in the award, which may include (i) cash (including cash equivalents), (ii) delivery (either by actual delivery of the shares or by providing an affidavit affirming ownership of the shares) of shares of Common Stock already owned by the Optionee for at least six months, (iii) broker-assisted “cashless exercise” in which the Optionee delivers a notice of exercise together with irrevocable instructions to a broker acceptable to the Company to sell shares of Common Stock (or a sufficient portion of such shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the total option price and any withholding tax obligation resulting from such exercise, (iv) any other manner permitted by law, or (v) any combination of the foregoing.
(e) No Shareholder Rights. An Optionee shall have no rights to dividends or other rights of a shareholder with respect to shares subject to a Stock Option until the Optionee has duly exercised the Stock Option and a certificate for such shares has been duly issued (or the Optionee has otherwise been duly recorded as the owner of the shares on the books of the Company).
(f) Termination of Employment or Relationship. Following the termination of an Optionee’s employment or other Relationship with the Company or its Subsidiaries, the Stock Option shall be exercisable to the extent determined by the Committee. The Committee may provide different post-termination exercise provisions which may vary based on the nature of and reason for the termination. The Committee may provide that, notwithstanding the option term fixed pursuant to Section 6.2(b), a Non-Qualified Option which is outstanding on the date of an Optionee’s death shall remain outstanding for an additional period after the date of such death. The Committee shall have absolute discretion to determine the date and circumstances of any termination of employment or other Relationship.
(g) Non-transferability. Unless otherwise provided by the Committee, (i) Stock Options shall not be transferable by the Optionee other than by will or by the laws of descent and distribution, and (ii) during the Optionee’s lifetime, all Stock Options shall be exercisable only by such Optionee. The Committee, in its sole discretion, may permit Stock Options to be transferred to such other transferees and on such terms and conditions as may be determined by the Committee.
(h) Surrender Rights. The Committee may, after considering any accounting impact to the Company, provide that Stock Options may be surrendered for cash upon any terms and conditions set by the Committee.

6.3 Notwithstanding the provisions of Section 6.2, Incentive Options shall be subject to the following additional restrictions:
(a) Option Term. No Incentive Option shall be exercisable more than ten years after the date such Incentive Stock Option is awarded.
(b) Additional Limitations for 10% Shareholders. No Incentive Option granted to an Employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations, as defined in Section 424 of the Code, shall (i) have an option price which is less than 110% of the Fair Market Value of the Common Stock on the date of award of the Incentive Option, or (ii) be exercisable more than five years after the date such Incentive Option is awarded.
(c) Exercisability. The aggregate Fair Market Value (determined as of the time the Incentive Option is granted) of the shares with respect to which Incentive Options (granted under the Plan and any other plans of the Company, its parent corporation or subsidiary corporations, as defined in Section 424 of the Code) are exercisable for the first time by an Optionee in any calendar year shall not exceed $100,000.
(d) Notice of Disqualifying Disposition. An Optionee’s right to exercise an Incentive Option shall be subject to the Optionee’s agreement to notify the Company of any “disqualifying disposition” (for purposes of Section 422 of the Code) of the shares acquired upon such exercise.
(e) Non-transferability. Incentive Options shall not be transferable by the Optionee, other than by will or by the laws of descent and distribution. During the Optionee’s lifetime, all Incentive Options shall be exercisable only by such Optionee.
(f) Last Grant Date. No Incentive Option shall be granted more than ten years after the earlier of the date of adoption of the Plan by the Board or approval of the Plan by the Company’s shareholders.
The Committee may, with the consent of the Optionee, amend an Incentive Option in a manner that would cause loss of Incentive Option status, provided the Stock Option as so amended satisfies the requirements of Section 6.2.
6.4 Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Committee may grant Stock Options in substitution for any options or other stock awards or stock-based awards granted by such entity or an affiliate thereof. Such substitute Stock Options may be granted on such terms, consistent with Section 15.7, as the Committee deems appropriate in the circumstances, notwithstanding any limitations on Stock Options contained in other provisions of this Section 6.

SECTION 7. Stock Appreciation Rights
7.1 A Stock Appreciation Right shall entitle the holder thereof to receive, for each share as to which the award is granted, payment of an amount, in cash, shares of Common Stock, or a combination thereof, as determined by the Committee, equal in value to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the day such Stock Appreciation Right was granted. Any such award shall be in such form and shall have such terms and conditions as the Committee may determine. The grant shall specify the number of shares of Common Stock as to which the Stock Appreciation Right is granted.
7.2 The Committee may provide that a Stock Appreciation Right may be exercised only within the 60-day period following occurrence of a Change in Control (as defined in Section 14.2) (such Stock Appreciation Right being referred to herein as a “Limited Stock Appreciation Right”). The Committee may also provide that in the event of a Change in Control the amount to be paid upon exercise of a Stock Appreciation Right shall be based on the Change in Control Price (as defined in Section 14.3).
SECTION 8. Restricted Stock
Subject to the following provisions, all awards of Restricted Stock shall be in such form and shall have such terms and conditions as the Committee may determine:
(a) The Restricted Stock award shall specify the number of shares of Restricted Stock to be awarded, the price, if any, to be paid by the recipient of the Restricted Stock and the date or dates on which, or the conditions upon the satisfaction of which, the Restricted Stock will vest. The grant and/or the vesting of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company and/or its Subsidiaries, upon the attainment of specified performance objectives, or upon such other criteria as the Committee may determine.
(b) Stock certificates representing the Restricted Stock awarded under the Plan shall be registered in the award holder’s name, but the Committee may direct that such certificates be held by the Company on behalf of the award holder. Except as may be permitted by the Committee, no share of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered by the award holder until such share has vested in accordance with the terms of the Restricted Stock award. At the time Restricted Stock vests, a certificate for such vested shares shall be delivered to the award holder (or his or her designated beneficiary in the event of death), free of all restrictions.
(c) The Committee may provide that the award holder shall have the right to vote and/or receive dividends on Restricted Stock. Unless the Committee provides otherwise, Common Stock received as a dividend on, or in connection with a stock split of, Restricted Stock shall be subject to the same restrictions as the Restricted Stock.

(d) Except as may be provided by the Committee, in the event of an award holder’s termination of employment or other Relationship before all of his or her Restricted Stock has vested, or in the event any conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the shares of Restricted Stock which have not vested shall be forfeited, and the Committee may provide that (i) any purchase price paid by the award holder shall be returned to the award holder, or (ii) a cash payment equal to the Restricted Stock’s Fair Market Value on the date of forfeiture, if lower, shall be paid to the award holder.
(e) The Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, any or all of the award holder’s Restricted Stock. The Committee may not, however, waive conditions or restrictions with respect to awards intended to qualify under Section 162(m) of the Code unless such waiver would not cause the award to fail to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, and the Committee may not accelerate the payment of any dividends subject to restrictions under Section 8.6(c) unless such acceleration is consistent with Section 15.7.
SECTION 9. Deferred Stock Awards (also known as Restricted Stock Units)
Subject to the following provisions, all awards of Deferred Stock shall be in such form and shall have such terms and conditions as the Committee may determine:
(a) The Deferred Stock award shall specify the number of shares of Deferred Stock to be awarded and the duration of the period (the “Deferral Period”) during which, and the conditions under which, receipt of the Common Stock will be deferred. The Committee may condition the grant or vesting of Deferred Stock, or receipt of Common Stock or cash at the end of the Deferral Period, upon the completion of a specified period of service with the Company and/or its Subsidiaries, upon the attainment of specified performance objectives, or upon such other criteria as the Committee may determine.
(b) Except as may be provided by the Committee, Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period.
(c) At the expiration of the Deferral Period, the award holder (or his or her designated beneficiary in the event of death) shall receive (i) certificates for the number of shares of Common Stock equal to the number of shares covered by the Deferred Stock award, (ii) cash equal to the Fair Market Value of such Common Stock, or (iii) a combination of shares and cash, as the Committee may determine.
(d) Except as may be provided by the Committee, in the event of an award holder’s termination of employment or other Relationship before the Deferred Stock has vested, his or her Deferred Stock award shall be forfeited.

(e) The Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, Common Stock or cash under a Deferred Stock award. The Committee may not, however, waive conditions or restrictions with respect to awards intended to qualify under Section 162(m) of the Code unless such waiver would not cause the award to fail to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, and the Committee may not accelerate the payment of any Deferred Stock awards unless such acceleration is consistent with Section 15.7.
SECTION 10. Bonus Stock Awards
The Committee may award Bonus Stock to any eligible award recipient subject to such terms and conditions as the Committee shall determine. The grant of Bonus Stock may, but need not, be conditioned upon the attainment of specified performance objectives or upon such other criteria as the Committee may determine. The Committee may waive such conditions in whole or in part, except that the Committee may not waive conditions or restrictions with respect to awards intended to qualify under Section 162(m) of the Code unless such waiver would not cause the award to fail to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, and the Committee may not accelerate the payment of any Bonus Stock unless such acceleration is consistent with Section 15.7. Unless otherwise specified by the Committee, no money shall be paid by the recipient for the Bonus Stock. Alternatively, the Committee may, after considering any accounting impact to the Company, offer eligible employees the opportunity to purchase Bonus Stock at a discount from its Fair Market Value. The Bonus Stock award shall be satisfied by the delivery of the designated number of shares of Common Stock which are not subject to restriction.
SECTION 11. Election to Defer Deferred Stock Awards or Bonus Stock Awards
The Committee may permit an award recipient to elect to defer payment of an award other than a Stock Option for a specified period or until a specified event, upon such terms as are determined by the Committee. An award holder may elect to defer the distribution date of a Deferred Stock Award or Bonus Stock Award provided that such election is made and delivered to the Company in compliance with Section 409A of the Code, when applicable.
SECTION 12. Non-Employee Director Awards
The Board shall have the discretion to determine the number and types of awards to be granted to Non-Employee Directors and the terms of such awards, including but not limited to the exercisability and the effect of a director’s termination of service.
SECTION 13. Tax Withholding
13.1 Each award holder shall, no later than the date as of which an amount with respect to an award first becomes includible in such person’s gross income for applicable tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, local or other taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements. The Company (and, where applicable, its Subsidiaries), shall, to the extent permitted by law, have the right to deduct the minimum amount of any required tax withholdings from any such taxes from any payment of any kind otherwise due to the award holder.

13.2 To the extent permitted by the Committee, and subject to such terms and conditions as the Committee may provide, an Employee may elect to have the minimum amount of any required tax withholdings with respect to any awards hereunder, satisfied by (i) having the Company withhold shares of Common Stock otherwise deliverable to such person with respect to the award or (ii) delivering to the Company shares of unrestricted Common Stock already owned by the Employee for at least six months. Alternatively, the Committee may require that a portion of the shares of Common Stock otherwise deliverable be applied to satisfy the withholding tax obligations with respect to the award.
SECTION 14. Change in Control
14.1 In the event of a Change in Control, unless otherwise determined by the Committee at the time of grant or by amendment (with the award holder’s consent) of such grant:
(a) all outstanding Stock Options (including Director Options) and all outstanding Stock Appreciation Rights (including Limited Stock Appreciation Rights) awarded under the Plan shall become fully exercisable and vested;
(b) the restrictions and vesting conditions applicable to any outstanding Restricted Stock and Deferred Stock awards under the Plan shall lapse and such shares and awards shall be deemed fully vested;
(c) the Committee may, in its sole discretion, accelerate the payment date of all Restricted Stock and Deferred Stock awards; and
(d) to the extent the cash payment of any award is based on the Fair Market Value of Common Stock, such Fair Market Value shall be the Change in Control Price.
14.2 A “Change in Control” shall be deemed to occur on:
(a) the date that any person, corporation, partnership, syndicate, trust, estate or other group acting with a view to the acquisition, holding or disposition of securities of the Company, becomes, directly or. indirectly, the beneficial owner, as defined in Rule 13d-3 under the Securities Exchange Act of 1934 (“Beneficial Owner”), of securities of the Company representing 35% or more of the voting power of all securities of the Company having the right under ordinary circumstances to vote at an election of the Board (“Voting Securities”), other than by reason of (x) the acquisition of securities of the Company by the Company or any of its Subsidiaries or any employee benefit plan of the Company or any of its Subsidiaries, (y) the acquisition of securities of the Company directly from the Company, or (z) the acquisition of securities of the Company by one or more members of the Hillenbrand Family (which term shall mean descendants of John A. Hillenbrand and their spouses, trusts primarily for their benefit or entities controlled by them);

(b) the consummation of a merger or consolidation of the Company with another corporation unless
(i) the shareholders of the Company, immediately prior to the merger or consolidation, beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to 50% or more of the voting power of all securities of the corporation surviving the merger or consolidation having the right under ordinary circumstances to vote at an election of directors in substantially the same proportions as their ownership, immediately prior to such merger or consolidation, of Voting Securities of the Company;
(ii) no person, corporation, partnership, syndicate, trust, estate or other group beneficially owns, directly or indirectly, 35% or more of the voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation except to the extent that such ownership existed prior to such merger or consolidation; and
(iii) the members of the Company’s Board, immediately prior to the merger or consolidation, constitute, immediately after the merger or consolidation, a majority of the board of directors of the corporation issuing cash or securities in the merger;
(c) the date on which a majority of the members of the Board are replaced during any 12-month period by persons other than directors whose appointment or election was approved by a majority of the members of the Board as constituted immediately prior to such appointment or election;
(d) the consummation of a sale or other disposition of all or substantially all of the assets of the Company; or
(e) the corporate dissolution of the Company if the corporate dissolution results, within 12 months, in the complete termination and liquidation of the Plan.
Notwithstanding any other provision of this Section to the contrary, an occurrence shall not constitute a Change in Control if it does not constitute a change in the ownership or effective control, or in the ownership of a substantial portion of the assets of, the Company or another allowable acceleration event under Section 409A of the Code and its interpretive regulations.
14.3 “Change in Control Price” means the highest price per share of Common Stock paid in any transaction reported on any national market or securities exchange where the Common Stock is traded, or paid or offered in any transaction related to a Change in Control at any time during the 90-day period ending with the Change in Control. Notwithstanding the foregoing sentence, in the case of Stock Appreciation Rights granted in tandem with Incentive Options, the Change in Control Price shall be the highest price paid on the date on which the Stock Appreciation Right is exercised.

SECTION 15. General Provisions
15.1 Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the Common Stock subject or related thereto upon any securities exchange or market or under any state or federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the recipient of an award with respect to the disposition of Common Stock, is necessary or desirable in order to satisfy any legal requirements, or (iv) the issuance, sale or delivery of any shares of Common Stock is or may in the circumstances be unlawful under the laws or regulations of any applicable jurisdiction, the right to exercise such Stock Option shall be suspended, such award shall not be granted and such shares will not be issued, sold or delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee, and the Committee determines that the issuance, sale or delivery of the shares is lawful. The application of this Section shall not extend the term of any Stock Option or other award. The Company shall have no obligation to effect any registration or qualification of the Common Stock under federal or state laws or to compensate the award holder for any loss caused by the implementation of this Section 15.1.
15.2 The Committee may provide, at the time of grant or by amendment with the award holder’s consent, that an award and/or Common Stock acquired under the Plan shall be forfeited, including after exercise or vesting, if within a specified period of time the award holder engages in any of the conduct described below (“Disqualifying Conduct”). Disqualifying Conduct shall mean (i) the award holder’s performance of service for a competitor of the Company and/or its Subsidiaries, including service as an employee, director, or consultant, or the establishing by the award holder of a business which competes with the Company and/or its Subsidiaries, (ii) the award holder’s solicitation of employees or customers of the Company and/or its Subsidiaries, (iii) the award holder’s improper use or disclosure of confidential information of the Company and/or its Subsidiaries, or (iv) material misconduct by the award holder in the performance of such award holder’s duties for the Company and/or its Subsidiaries, as determined by the Committee.
15.3 Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements.
15.4 Nothing in the Plan nor in any award hereunder shall confer upon any award holder any right to continuation of his or her employment by or other Relationship with the Company or its Subsidiaries, or interfere in any way with the rights of any such company to terminate such employment or other Relationship.
15.5 Neither the Plan nor any award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or Subsidiary and an award recipient, and no award recipient will, by participation in the Plan, acquire any right in any specific Company property, including any property the Company may set aside in connection with the Plan. To the extent that any award recipient acquires a right to receive payments from the Company or any Subsidiary pursuant to an award, such right shall not be greater than the right of an unsecured general creditor of the Company or its Subsidiaries.

15.6 The Plan and all awards hereunder shall be governed by the laws of the State of Indiana without giving effect to conflict of laws principles.
15.7 The Plan and all awards under the Plan shall be interpreted and applied in a manner consistent with the applicable standards for nonqualified deferred compensation plans established by Code Section 409A and its interpretive regulations and other regulatory guidance. To the extent that any terms of the Plan or an award would subject an Employee to gross income inclusion, interest, or additional tax pursuant to Code Section 409A, those terms are to that extent superseded by, and shall be adjusted to the minimum extent necessary to satisfy or to be exempt from, the Code Section 409A standards. If as of the date Employee’s employment terminates, an Employee is a “key employee,” within the meaning of Code Section 416(i), without regard to paragraph 416(i)(5), and if the Company has stock that is publicly traded on an established securities market or otherwise, any payment of deferred compensation, within the meaning of Code Section 409A, otherwise payable because of employment termination will be suspended until, and will be paid to the Employee on, the first day of the seventh month following the month in which the Employee’s last day of employment occurs.
SECTION 16. Amendments and Termination
16.1 The Plan shall be of unlimited duration. The Board may discontinue the Plan at any time and may amend it from time-to-time. No amendment or discontinuation of the Plan shall adversely affect any award previously granted without the award holder’s written consent. Amendments may be made without shareholder approval except as required to satisfy applicable laws or regulations or the requirements of any stock exchange or market on which the Common Stock is listed or traded.
16.2 The Committee may amend the terms of any award prospectively or retroactively; provided, however, that no amendment shall impair the rights of the award holder without his or her written consent.
SECTION 17. Effective Date of Plan
17.1 The former version of the Plan was approved by the Board on December 19, 2008, and this revised version of the Plan was approved and adopted by the Board on December 2, 2009. The Plan was effective as of the date of the consummation of the transactions contemplated by the Distribution Agreement (“Effective Date”). This February 24, 2010 version of the Plan is to be effective, and is to amend, restate, supersede, and replace the version of the Plan adopted by the Board on December 19, 2008, upon approval thereof by the shareholders of the Company.

HILLENBRAND, INC.
ONE BATESVILLE BOULEVARD
BATESVILLE,IN 47006
VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:
		☐	☐	☐
1.	Election of Directors Nominees

01 Mark C. DeLuzio	02 James A. Henderson	03 Ray J. Hillenbrand	04 F. Joseph Loughrey

The Board of Directors recommends you vote FOR the following proposal(s):	For	Against	Abstain

2. Approval of the Hillenbrand, Inc. Stock Incentive Plan (As of February 24, 2010)	☐	☐	☐

3. Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm.	☐	☐	☐

4. Authority, to proxies, in their discretion, to transact such other business as may properly come before the meeting and any postponement or adjournment of the meeting.	☐	☐	☐

NOTE: ELECTION OF DIRECTORS IS FOR THREE-YEAR TERMS EXPIRING IN 2013.

	Yes	No

Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Hillenbrand, Inc.	2010 ANNUAL MEETING OF SHAREHOLDERS

ADMISSION TICKET
You are cordially invited to attend the Annual Meeting of Shareholders on Wednesday, February 24, 2010.
The Meeting will be held at the Company’s headquarters at One Batesville Boulevard. Batesville, Indiana 47006, on Wednesday, February 24, 2010, at 10:00 a.m. Eastern Standard Time.
(Please detach this ticket from your proxy card and bring It with you as identification. Directions to the meeting site are inscribed on this ticket for your convenience. The use of an Admission Ticket is for our mutual convenience; however, your right to attend without an Admission Ticket, upon proper identification, is not affected.)
John R. Zerkle
Secretary
(FOR THE PERSONAL USE OF THE NAMED SHAREHOLDER(S) ON THE BACK — NOT TRANSFERABLE.)
Directions to Hillenbrand, Inc.
Hillenbrand, Inc. is located between Cincinnati, Ohio and Indianapolis, Indiana. Shareholders traveling from the Cincinnati area should take 1-74 West toward Indianapolis to Exit 149 (Batesville), and turn left off the exit ramp. Go straight through the 1st stop light to the next light, and turn left at the intersection of State Road 229 and Highway 46.
Shareholders traveling from the Indianapolis area should take I-74 East toward Cincinnati to Exit 149 (Batesville), and turn right off the exit ramp. Go to the 1st stop light and turn left at the intersection of State Road 229 and Highway 46.
To reach Hillenbrand, Inc.’s headquarters, travel on Highway 46, go through three stop lights and turn left onto One Satesville Blvd. Hillenbrand, Inc. is the 2nd office building on One Batesville Blvd.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com.

This Proxy and Voting Instruction is solicited on
behalf of the Board of Directors for the Annual Meeting of
Shareholders on February 24, 2010
The undersigned appoints Ray J. Hillenbrand and Kenneth A. Camp, or either of them, with full power of substitution, as proxies to vote all the shares of the undersigned of Hillenbrand, Inc. (the “Company”) at the Annual Meeting of Shareholders to be held at the Company’s headquarters, One Batesville Boulevard, Batesville, Indiana 47006-7798, on February 24, 2010, at 10:00 a.m., local time (Eastern Standard Time), and any adjournments of the meeting, on the matters listed on the reverse.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR ITEMS 1, 2 AND 3. IF ANY DIRECTOR NOMINEE SHOULD BE UNABLE TO SERVE, THE SHARES WILL BE VOTED FOR A SUBSTITUTE NOMINEE SELECTED BY THE BOARD OF DIRECTORS. IF ANY OTHER BUSINESS COMES BEFORE THE MEETING, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS NAMED ABOVE, OR EITHER OF THEM.
This proxy may be revoked at any time before it is exercised.
Continued and to be signed on reverse side